Exhibit 4.28

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SUBCONTRACT

Section A – Subcontract Form
Subcontract between:	Subcontract No: 200-2002-00010(BXTR)
Acambis Inc.	Prime Contract No: 200-2002-00004
38 Sidney Street	Contractual Officer: [ **** ]
Cambridge, MA 02139	Program Officer: [ **** ]
AND
Baxter Healthcare SA	Baxter Healthcare Corporation
Hertistrassse 2	One Baxter Parkway
CH-8304 Wallisellen, Switzerland	Deerfield, IL 60015

This Subcontract is entered into this 14th day of November 2001, between Acambis Inc., 38 Sidney Street, Cambridge, MA 02139 (hereinafter “Contractor”) and Baxter Healthcare SA, Hertistrassse 2, CH-8304 Wallisellen, Switzerland (hereinafter “1st Subcontractor”) and Baxter Healthcare Corporation, One Baxter Parkway, Deerfield, IL 60015, (hereinafter “2nd Subcontractor”). The 1st Subcontractor and the 2nd Subcontractor together are hereinafter referred to as the “Subcontractors.” This Subcontract is issued under a Prime Contract executed between the Contractor and the United States Government, through the Department of Health and Human Services (Contract No. 200-2002-00004).

In consideration of the mutual promises, covenants and agreements set forth herein, the parties agree that the Subcontractors shall furnish and deliver to the Contractor all the supplies and perform all the services set forth in this Subcontract, for the consideration stated herein. The rights and obligations of the parties to this Subcontract shall be subject to and governed by this Subcontract and other documents attached hereto or referenced herein.

This Subcontract sets forth the entire agreement of the parties and supersedes any and all prior agreements of the parties, whether oral or written, concerning the subject matter hereof. Neither party has relied upon any representations, oral or written, in entering into this Subcontract that are not incorporated herein.

This Subcontract shall not be varied or changed in its terms or conditions by any oral agreement or representation, or otherwise, except by an instrument in writing of even or subsequent date thereto, properly executed.

The Article and Paragraph titles used herein are for convenience only and shall in no way be construed as part of this Subcontract, or as an indication of the meaning of a particular section.

IN WITNESS WHEREOF, the parties hereto have executed this Subcontract to be effective as of the day and year first above written.
Acambis Inc. (Contractor)	Baxter Healthcare Corporation
(2nd Subcontractor)
By:	By:

[ **** ]	[ **** ]
[ **** ]	[ **** ]
[ **** ]	[ **** ]
Execution Date: 9 May 02	Execution Date: April 30, 2002
Baxter Healthcare S.A. (1st
Subcontractor)
By:

[ **** ]
[ **** ]
Execution Date: April 29, 2002

Section A — Introduction

A.1	BACKGROUND

The United States Government has recognized the need to maintain a stockpile of smallpox vaccine to deal with the consequences if smallpox virus were used as a terrorist weapon against the civilian population. The Department of Health and Human Services (DHHS), Centers for Disease Control and Prevention (CDC), National Center for Infectious Diseases (NCID), has awarded Acambis Inc. a contract to develop, license, manufacture, and create a stockpile of vaccine, in quantities as may be ordered by the Government, within the shortest time possible, but not later than December 31, 2002.

A.2	PURPOSE

The purpose of this Subcontract is for Contractor to purchase crude bulk vaccine from the 1st Subcontractor sufficient to produce an estimated 155 million doses of such vaccine (with a maximum total quantity of 250 million doses), as an investigational new drug (“IND”). After Contractor processes the crude bulk vaccine, the Contractor shall provide to 2nd Subcontractor finished lyophilized vaccine, diluent, and certain materials (“components”) necessary for the 2nd Subcontractor to assemble various components into 100-dose kits [ **** ].

A.3	SCOPE OF WORK

The 1st Subcontractor, as an independent organization and not as an agent of the Contractor, shall furnish all labor, materials, supplies, facilities, and equipment necessary to manufacture and ship crude bulk vaccine to Contractor’s facility [ **** ] for purification and downstream processing by Contractor. . The 2nd Subcontractor, as an independent organization and not as an agent of the Contractor, shall [ **** ]. Such efforts shall be performed in accordance with the Security Plans attached to this Subcontract (Section J, Attachment E) and the technical requirements set forth below. The manufacturing processes of the vaccine will be based upon specifications and processes that have been reviewed and approved by the U.S. Government. Contractor and Subcontractors have fully informed the U.S. Government of the risks associated with these processes and the resulting product. Each final 100-dose kit shall consist of: a 100-dose vial of lyophilized vaccine and a 3 mL vial of diluent, a drug package insert (initially Investigational), 100 individually packaged, sterile bifurcated vaccinating needles, a 1 mL tuberculin syringe and 5/8” 25 gauge needle for reconstituting the lyophilized vaccine, and a pad of 200 consent forms (100 forms, in duplicate). Final kits will be assembled immediately before shipment from components that are stored at different temperatures.

Section B – Schedule of Subcontract ITEMs/Prices

ITEM	DESCRIPTION	ESTIMATED	UNIT	ESTIMATED
		QUANTITY	PRICE	TOTAL AMOUNT

0001 – Bulk Vaccine/Partial Kit Assembly
-Preliminary kit (IND)(initial order)**

	0001A Crude Bulk Vaccine	155,000,000 doses	[ **** ]	[ **** ]

	0001B Partial Kit Assembly	1,550,000 Kits*	[ **** ]	[ **** ]

0002 –Bulk Vaccine/Partial Kit Assembly
-Preliminary kit (IND)**

	0002A Crude Bulk Vaccine	[As Ordered] Doses	[ **** ]	[ **** ]

	0002B Partial Kit Assembly	[As Ordered] Kits*	[ **** ]	[ **** ]

*Orders for ITEMs 0001 and 0002 combined shall not exceed [ **** ].

*Orders for ITEMs 0001 and 0002 combined shall not exceed **

Unit Price/Kit under ITEMs 0001 and 0002 consists of two parts: (1) the selling price of the bulk vaccine delivered to Contractor for further processing by the Contractor into lyophilized 100-dose vials to be used as a component of the kits to be assembled under this Subcontract and (2) the charges for kit components not furnished by Contractor and partial kit assembly. For ITEM 0001A, the bulk vaccine-selling price is ***** at **** doses (***** kits). For ITEM 0002A, additional orders shall be at ***** up to a total of ***** doses ordered, in the aggregate, for ITEMs 0001A and 0002A; and ***** for total doses ordered in the aggregate exceeding **** doses. The charges for kit components not furnished by Contractor and partial kit assembly under ITEMs 0001B and 0002B is [ **** ]

Title, Risk of Loss and Invoices for Crude Bulk Vaccine

1. The [ **** ]shall, with at least ten (10) working days advance notice to the Contractor, ship crude bulk vaccine conforming to the Subcontract requirements from [ **** ] to [ **** ]. Each lot of crude bulk vaccine shipped to Contractor shall be accompanied with a Certificate of Conformance (Section J, Attachment B) to the effect that shipped crude bulk vaccine conforms to Subcontract requirements.

2. Legal title to such crude bulk vaccine shall pass to the Contractor upon shipment from [ **** ], however, due to the sensitive nature of the crude bulk vaccine and the [ **** ] transportation and logistics capabilities, the [ **** ] shall continue to be responsible for and bear all risks of loss or damage to the crude bulk vaccine, cost of insurance, freight and transportation until Contractor’s receipt of such crude bulk vaccine at Contractor’s facility [ **** ]. Upon Contractor’s receipt of each shipment of crude bulk vaccine, Contractor shall thereafter assume all future risks of loss or damage to such vaccine when the vaccine is processed, returned, and received [ **** ].

3. Contractor shall obtain, at its own risk and expense, any import license or other official authorization and carry out, where applicable, all customs formalities for the import of the goods. Under Paragraph H.26, 1st Subcontractor shall assist the Contractor in obtaining such import license or other authorizations necessary for the import of the crude bulk vaccine.

4. The [ **** ] shall submit an invoice for each lot of crude bulk vaccine (exclusive of pilot lots) shipped from [ **** ] to [ **** ] for manufacture of kits under Subcontract Item(s) 0001 and/or 0002. Initially, such invoices shall be based upon the assumption that each lot of crude bulk vaccine delivered to Contractor, shall yield [ **** ] after down-stream processing, purification, and lyophilization. (For example, under ITEM 0001A, [ **** ]). Subsequent invoices for future crude bulk lots shipped for manufacture of kits under Item(s) 0001 and/or 0002 shall be based on anticipated actual yields as agreed to by the parties. Crude bulk vaccine in excess of that required to manufacture vaccine kits for the U.S. Government under this Subcontract shall be processed and finished into vaccine kits for commercial sales under the terms of a separate commercial sales agreement between Contractor and the 1st Subcontractor.

5. Notwithstanding any other provision of this Subcontract, except Section C, ITEM 0001, Paragraph A.4, payment for ITEMs 0001 and 0002 shall be made and be due at the earlier of: (1) thirty (30) days after the US Government makes payment to Contractor for completed kits accepted by the Government under the terms of Contractor’s Prime Contract (See Paragraph G.2) upon due performance by the Subcontractors of Subcontract ITEM(s) 0001 and 0002 and Subcontractors’ submission of proper invoices for the actual number of kitted vaccine delivered and accepted by the Contractor; or (2) on December 31, 2003 for the amounts invoiced for each lot of crude bulk vaccine, as described above. In no event shall Subcontractor(s) be paid more under this Subcontract than the Subcontract price shown above for ITEMs 0001 and 0002 for the number of kits delivered and accepted unless the Contractor orders additional crude bulk vaccine for which it is obligated to make payment under Section C, ITEM 0001, Paragraph A.4. below.

0003 – Kit and Component [ **** ][ **** ]

0004 – Label Vaccine/Diluent [ **** ] And Re-kit after-Licensure

[ **** ]

– 0005A Final Kit Assembly and Distribution of Vaccine and Diluent after Licensure	** [	**** ]	[ **** ]
– 0005B Labeling, Final Kit Assembly, and Distribution of IND Vaccine and Diluent	[ **** ]	[ **** ]

** As ordered, ITEMs 0005A and 0005B combined shall not exceed [ **** ]

0006 – Data—Not Separately Priced
0007 – Payment for Additional Services [ **** ]–
Payable as specified in Paragraph H.26.

Section C – Description/Specification/Work Statement (References to “TBD” shall be determined by Mutual Agreement of the Parties)

ITEM 0001- Manufacture of Bulk Vaccine and Partial Kit Assembly

1.     The 1st Subcontractor shall qualify, pursuant to mutually agreed standards, the process for infection and harvest of ACAM2000 in the 1st Subcontractor’s serum-free Vero cells in preparation for current Good Manufacturing Practices (“cGMP”) manufacture at full-scale starting in January 2002, at the facilities of Baxter *****

2.     The 1st Subcontractor shall validate its large-scale manufacturing process during large-scale production in the ***** by producing a minimum of three (3) consecutive cGMP lots at full-scale to show consistency of manufacture. ******* During this period, the 1st Subcontractor shall manufacture a minimum of **** full-scale cGMP inspection lots of vaccine to allow the FDA to inspect the complete manufacturing process. Each lot of crude bulk vaccine shall be manufactured from cGMP compliant master and production Vero cell banks so as to be acceptable to the FDA as licensable product. Between January 2002 and June 30, 2002, 1st Subcontractor shall manufacture a minimum of ****** up to a maximum of *** lots of crude bulk vaccine using Vero cells ****** shall be manufactured, so as to satisfy the requirements described above, ****** under cGMP to qualify for FDA licensure.

3.     1st Subcontractor shall deliver to the Contractor at least **** lots of crude bulk vaccine to enable licensure of Contractor’s manufacturing processes and sufficient additional crude bulk vaccine, if required, to enable the Contractor to manufacture the number of finished doses ordered by the Government (estimated to be 155 million doses but not more than 250 million doses) with assumed Contractor manufacturing losses of *** In the event that the Contractor encounters greater manufacturing losses or failures in down-stream processing, purification, fill, lyophilization, or other manufacturing processes which are the Contractor’s responsibility under this Subcontract, the 1st Subcontractor shall provide the Contractor up to *** additional lots of crude bulk vaccine at no increase to the Subcontract price to enable the Contractor to manufacture the ordered vaccine. Any crude bulk vaccine delivered to the Contractor that is in excess of Contractor’s needs to deliver vaccine kits to the U.S. Government under Contract No. 200-2002-00004, shall be held by Contractor and may be processed to manufacture ACAM 2000 vaccine for commercial sales under the terms of a separate commercial sales agreement to be negotiated between Contractor and the 1st Subcontractor.

4.      In the event that Contractor requires more than *** additional lots of crude bulk vaccine due to manufacturing losses that are Contractor’s responsibility, 1st Subcontractor shall furnish to the Contractor additional crude bulk vaccine, manufactured under paragraph 2 above, at the price(s) shown for ITEM 0001A above, unless Contractor requires more than a total of *** lots of crude bulk vaccine to manufacture 155 million doses, in which case all lots in excess of *** lots shall be sold by 1st Subcontractor to Contractor at prices to be negotiated by the parties. Notwithstanding any other provision of this Subcontract, payment for such additional crude bulk vaccine shall be made within thirty (30) days after receipt of an invoice, which shall be submitted upon receipt of crude bulk vaccine and the related Certificate of Conformance at Contractor’s facility in Canton, MA. Such payments shall be made by wire transfer and shall accrue simple interest (at the then prime rate as published by the Federal Reserve Board) from thirty (30) days after receipt of a proper invoice until the date of payment.

5. The 1st Subcontractor shall ship******* to **********. The 1st Subcontractor shall perform Quality Control (“QC”) testing of ****** in accordance with Section J, Attachment F. The 1st Subcontractor shall provide preliminary results of *** tests for all crude bulk lots, including both pilot lots, by facsimile message within ***** of shipping the crude bulk vaccine to the Contractor’s facility and a Certificate of Analysis **** days of shipping the crude bulk vaccine. 1st Subcontractor shall also perform the QC tests on post-production cells, as specified in Section J, Attachment F, and other QC tests as may be required by the FDA for licensure with respect to the crude bulk vaccine.

6.     After purification, Contractor shall fill, lyophilize, and finish the vaccine and manufacture an equal number of vials of diluent to be furnished to ********. Contractor shall design and manage all clinical trials and the regulatory process leading to the BLA and shall hold the license issued by the FDA for the new vaccine. The Subcontractors shall furnish batch records and other technical documentation to Contractor and assist in documenting the manufacturing process in a BLA.

7.     1st Subcontractor agrees to inform Contractor within fifteen (15) calendar days of the result of any regulatory development or change to crude bulk vaccine-specific standard operating procedures that materially affect the production of the crude bulk vaccine. 1st Subcontractor shall notify Contractor of and require written approval from Contractor for change to master batch records and crude bulk vaccine specifications prior to the production of subsequent lots of crude bulk vaccine. Contractor shall be responsible for filing any necessary notices or amendments to its BLA that reflect the changes with the FDA.

8.     Contractor, as the product license holder, shall be responsible for reporting any biological product deviations to the FDA under 21 CFR 600.14 and shall bear all costs related to licensure. Subcontractor agrees to inform Contractor of any manufacturing deviations that might be reportable under 21 CFR 600.14 within ten (10) calendar days of obtaining such information.

B.     Kit Components

1.    The 2nd Subcontractor shall make arrangements for pick-up and shipment of unlabeled vials of diluent ***** and unlabeled vials of vaccine *****, as such components become available. ********. Reasonable transportation (and related security) and insurance charges incurred by 2nd Subcontractor shall be reimbursed by Contractor at actual cost. Diluent and vaccine shall be inspected upon receipt ****** with diluent stored at **** and vaccine stored at *******.

2.     Contractor shall furnish the 2nd Subcontractor the original format and content of the (IND Package Insert in electronic format and shall electronically provide the 2nd Subcontractor with revised content, as updates are available. ******. The IND Package Insert shall be printed on both sides of 9” X 12” pages (or an acceptable alternative size) on thin paper and folded appropriately for insertion into a kit. Printing of the IND Package Insert is included in the subcontract price for Final Kit Assembly under ITEM 0005B. After receipt of an order under ITEM 0004 for Labeling and Re-kitting after Licensure, the 2nd Subcontractor shall reproduce the FDA approved Package Insert, the format and content of which shall be provided by Contractor, in quantities sufficient to provide 1 insert for each vial of vaccine. Printing of the FDA-approved Package Insert is included in the subcontract price for Labeling and Re-kitting under ITEM 0004.

3.     Sterile bifurcated vaccinating needles shall be provided by Contractor and at all times be owned by Contractor until accepted by the Government. *********. Reasonable transportation and insurance charges incurred by 2nd Subcontractor shall be reimbursed by the Contractor at actual cost. Following inspection, needles shall be entered into ***** inventory and stored at ambient temperature in controlled inventory.

4.     The 2nd Subcontractor shall provide sterile 1 mL tuberculin syringes fitted with 5/8” 25 gauge needles for use in transferring the diluent to the vaccine by the end user. Each kit shall have one sterile needle and syringe. Such needles and syringes shall be packaged to maintain sterility and withstand long-term storage at ambient temperature. Following inspection, the needles and syringes shall be entered into**** inventory and stored at ambient temperature in controlled inventory.

5.     Contractor shall furnish the 2nd Subcontractor the original format and content of the Consent Form in electronic format and shall electronically provide the 2nd Subcontractor with revised content, as updates are available. ******. The Consent Forms shall be printed on both sides of thin paper with the dimensions of approximately 5” x 7” with the thickness of the final pad dependent on the number of pages of the Consent Form. The first form is intended to be signed by the patient and will be retained by the clinic performing vaccination. The second form will be given to the patient. The costs of printing the Consent Forms while the vaccine is under an IND shall be included in the subcontract price for ITEM 0005B. After licensure of the vaccine, the 2nd Subcontractor shall reproduce the FDA-approved Consent Form for kits not previously distributed under IND at no additional charge. Printing of the approved Consent Form is included in the subcontract price for ITEM 0004.

6.     All packaging and package labels shall be at the 2nd Subcontractor’s expense, the costs of which have been included in the subcontract price for Partial Kit Assembly under ITEMs 0001B and 0002B.

C.     Partial Kit Assembly

The kit components shall be prepared ***** as follows. The 2nd Subcontractor shall use reasonable efforts to minimize the time at which vaccine and diluent are held at ambient temperature during *****. Records of time required for the preparation of vaccine and diluent ****** shall be recorded.

1.     Vaccine

*********. Each vaccine container shall be: (1) labeled in accordance with FDA requirements as holding IND vaccine materials stored awaiting final kit assembly; and (2) marked*******. Each vaccine container shall also include a copy of the IND label on the inside of the container. *******

2.     Diluent

************. Each diluent container shall be: (1) labeled in accordance with FDA requirements as holding IND diluent materials stored awaiting final kit assembly; and (2) marked *************. Each diluent container shall also include a copy of the IND label on the inside of the container.

3.     Part B Package

Each Part B Package shall be comprised of (one) 1 box of 100 bifurcated needles and (one) 1 sterilized needle and syringe. Each Part B Package shall be labeled. The Part B Packages shall be stored in containers holding [--TBD--] Packages each. Each container shall each be marked. **************

4.     Part C Package

The Part C Package shall be comprised of the required packaging to hold the IND Package Insert and Consent Forms, when later printed, and one (1) copy of the most recent versions of the IND Package Insert and the Consent Form to be stored in electronic format. The Part C packaging and the electronic copy of the most current IND Package Insert and consent form shall be marked ***************.

ITEM 0002-Manufacture of Bulk Vaccine and Partial Kit Assembly

ITEM 0003- [ **** ]

**** ]The crude bulk vaccine to be shipped to ******** under this ITEM, if ordered by Contractor to satisfy its obligations to the Government under the Prime Contract, shall be from the crude bulk vaccine manufactured by the 1st Subcontractor under ITEM 0001A above, but not delivered to Contractor for down-stream processing and purification under ITEM 0001A. If there is insufficient excess crude bulk vaccine from the crude bulk vaccine lots previously manufactured under ITEM 0001 to satisfy ITEM 0002 order(s), the 1st Subcontractor shall manufacture additional crude bulk lots to satisfy ITEM 0002 order(s) at the unit prices stated in Section B of this Subcontract. ***********. The kitting efforts for ITEM 0002B shall be the same as described for ITEM 0001B.

2nd Subcontractor shall provide samples of vaccine and diluent to Contractor from time to time, according to a schedule to be provided by Contractor, for stability tests (performed by Contractor). Samples shall correspond to individual lots of vaccine and diluent. Samples will be shipped to Contractor’s Quality Control laboratory on dry ice at Contractor’s expense.

ITEM 0004- Labeling and Re-Kitting (Following Licensure)

When ordered after Contractor’s receipt of the FDA license, 2nd Subcontractor shall label the vials of vaccine and diluent with the FDA approved labels. The 2nd Subcontractor shall also make printed copies of: (1) the approved Package Insert, which shall be appropriately configured, and folded; and (2) the approved Consent Forms in pads of 200 forms (100 forms, in duplicate).

Following licensure and labeling, 2nd Subcontractor shall place the vaccine and diluent into Vaccine/Diluent Carriers (the “Part A Primary Packages”). A Part A Primary Package shall be composed of 1 (one) 100-dose labeled vial of vaccine and 1 (one) 100-dose labeled vial of diluent. Each Part A Primary Package shall be labeled. The Part A Primary Packages shall be stored in containers holding [--TBD--] Packages each. Each container shall be marked ******.

The 2nd Subcontractor may either place the approved Package Insert and Consent Forms in a Part C Package (***** pending shipment together with the Part A and Part B Packages) or place the approved Package Insert in the Part A Primary Package (together with one vial of vaccine and one vial of diluent) and the pad of approved Consent Forms with the Part B Package.

The 2nd Subcontractor shall use reasonable efforts to minimize the time during which vaccine and diluent are held at ambient temperature during the labeling and re-kitting activities. Records of time required for the preparation of vaccine and diluent for storage **** shall be recorded. After completing labeling and re-kitting, the 2nd Subcontractor shall place the Packages ********.

ITEM 0005A — Final Kit Assembly and Distribution (Following Licensure)

Final Kits (each comprised of 1 vial of vaccine; 1 vial of diluent; 1 box of 100 vaccinating needles; 1 needle/syringe; 1 final, approved package insert; and one pad of 200 Consent Forms (100 forms, in duplicate)) shall be assembled for shipment and shipped to consignees specified in Contractor Delivery Orders within **********.

A. Assembly of Final Kits

The 2nd Subcontractor shall ship the Part A Primary Packages in Vaccine/Diluent Coolers containing refrigerant sufficient to maintain the temperature within the Cooler at no more than ***** from the point of final packaging until **** after shipping.

The 2nd Subcontractor shall place one Vaccine/Diluent Cooler (which contains [--TBD--] Part A Primary Packages) and [--TBD--] Part B Packages (and [--TBD--] Part C Packages, if applicable) (together comprising [--TBD--] final kits) in each Final Shipping Carton. The Final Shipping Cartons shall be sealed, labeled, and placed on pallets *******. Each Final Shipping Carton shall be marked*********. Final Shipping Cartons shall fit on a standard ****** shipping pallet with a height of no more than [--TBD--].

B. Distribution

Each Final Shipping Carton shall be shipped to ensure delivery within **** after shipment. *******. Shipping shall be at Contractor’s expense, the cost of which shall be separately stated on invoices. The Contractor reserves the right to have the Final Shipping Cartons picked up at *****.

ITEM 0005B – Final Kit Assembly and Distribution (IND Material)

Final Kits (each comprised of 1 vial of vaccine, 1 vial of diluent, 1 box of 100 vaccinating needles, 1 needle/syringe, 1 IND Package Insert, and 1 pad of 200 Consent Forms (100 forms, in duplicate)) shall be assembled for shipment and shipped to consignees specified in Contractor Delivery Orders within ***** after receipt of the order(s), ******.

A. Assembly of Final Kits

****Compiling Part A Primary Packages

A Part A Primary Package shall be composed of 1 (one) 100-dose labeled vial of vaccine and 1 (one) 100-dose labeled vial of diluent. The 2nd Subcontractor shall label the vaccine and diluent vials with the appropriate IND labels. The 2nd Subcontractor shall then place **** vial of vaccine and **** vial of diluent in a Vaccine/Diluent Carrier (the “Part A Primary Package”). Each Part A Primary Package shall be labeled.

2. Loading the Vaccine/Diluent Cooler

The 2nd Subcontractor shall place [--TBD--] Part A Primary Packages in a Vaccine/Diluent Cooler containing refrigerant sufficient to maintain the temperature within the Cooler ****** from the point of final packaging until ***** after shipping.

3. Compiling Part B Packages

A Part B Package shall be comprised of one (1) box of 100 bifurcated needles and one (1) sterilized needle and syringe. Each Part B Package shall be labeled.

4. Compiling Part C Packages

A Part C Package shall be comprised of 1 (one) IND Package Insert and 1 (one) pad of 200 Consent Forms (100 forms, in duplicate). After receipt of an order under ITEM 0005B, the 2nd Subcontractor shall print the most recent electronic versions of the IND Package Insert and the Consent Form in sufficient quantities to provide one Part C Package for each Part A Primary Package. The 2nd Subcontractor shall implement and perform QA/QC procedures and inspection of the printed materials and subsequent packaging to ensure compliance with cGMP.

5. Loading Final Shipping Carton

The 2nd Subcontractor shall place 1 (one) Vaccine/Diluent Cooler (which contains [--TBD--] Part A Primary Packages),[--TBD--] Part B Packages, and [--TBD--] Part C Packages (together comprising [--TBD--] final kits) in each Final Shipping Carton. The Final Shipping Cartons shall be sealed, labeled, and placed on pallets ******. Each Final Shipping Carton shall be marked **********. Final Shipping Cartons shall fit on a standard ***** shipping pallet with a height of no more than [--TBD--].

B. Distribution

Each Final Shipping Carton shall be shipped to ensure delivery within ********. Shipping shall be at Contractor’s expense and separately stated on 2nd Subcontractor’s invoices. The Contractor reserves the right have the Final Shipping Cartons picked up at ********.

ITEM 0006-Data

A.	1st Subcontractor shall create appropriate batch records for crude bulk vaccine (ITEMs 0001A and 0002A) and the 2nd Subcontractor shall create appropriate batch records for Assembly of Preliminary Kits (ITEMs 0001B and 0002B), Labeling and Kitting (ITEM 0004), and Final Kit Assembly and Distribution (ITEM 0005). Such batch records shall be submitted to the Contractor for review.

B.	Within 20 days of the end of each calendar quarter, 2nd Subcontractor shall also submit to Contractor a Quarterly Progress Report, which shall describe:

1.	The materials (kit components) received during the previous quarter (by component);

2.	The number of kits assembled [ **** ];

3.	The cumulative number of kits [ **** ];

4.	The start dates and expected completion dates for kitting materials received, but not yet assembled into kits;

5.	Problems encountered, delays, and recommended corrective action;

6.	FDA inspections/consultations, findings, and recommendations; and

7.	A security assessment, describing any security compromises, problems, and proposed corrective action.

[A flow chart of the component/kit assembly process is shown on the following page for informational purposes only.]

[ **** ]

Section D — Packaging and Marking

PACKAGING AND MARKING REQUIREMENTS (ITEM 0005)

(a)	Packaging of final kits for distribution shall conform to [ **** ] commercial practice to ensure safe delivery by common carrier to the consignee destination specified in each Delivery Order. Final kits shall be packaged so as to ensure that the vaccine will remain at no more than [ **** ] for at least [ **** ] after shipment. Each package shall be shipped so as to ensure delivery within [ **** ] of shipment.

(b)	2nd Subcontractor shall mark all shipping containers as “Property of the U.S. Government” and shall show the Prime Contract, Subcontract and Delivery Order numbers and shall identify “Acambis Inc.” as the Prime Contractor.

Section E — Inspection and Acceptance

The following FAR clauses are incorporated herein by reference. References to the “Government” shall be deemed to refer to the “Contractor.” References to the “Contractor” shall be deemed to refer to the “Subcontractors.” To the extent that FAR clauses incorporated herein may conflict with the clauses set forth below in full text, the clauses in full text shall govern.

FAR SOURCE	TITLE AND DATE
52.246-2	Inspection of Supplies—Fixed-Price (Aug 1996)
52.246-16	Responsibility for Supplies (Apr 1984)
52. 246-4	Inspection of Services-Fixed Price (Aug 1996)

E.1	Inspection and Acceptance

(a)	Inspection and acceptance of the articles, services, and documentation called for herein shall be accomplished by the Contractual Officer, or his duly authorized representative (who for the purposes of this Subcontract shall be the Project Officer).

(b)	The Contractor may designate one or more representatives to perform on-site inspection(s) of the physical plant(s) on a full or part time basis. Plant inspection, at a minimum will include Device Master Records, document control procedures, facilities, personnel training records, equipment process procedures, and Quality Assurance Program reviews.

(c)	ITEMs 0001B and 0002B -Partially assembled kits shall be [ **** ] and accepted by the Contractor within seven (7) work days after [ **** ] submits to the Contractual Officer (or his duly authorized quality assurance representative) a Certificate of Conformance (Section J, Attachment B) certifying that such kits, including the processed bulk vaccine, have been [ **** ] and that they conform to Subcontract requirements.

(d)	ITEM 0003- [**** ].

(e)	ITEM 0004-Labeled vaccine and diluent re-kitted after licensure shall be accepted upon receipt of a Certificate of Conformance from the 2nd Subcontractor that such kits have been labeled and re-kitted in accordance with Subcontract requirements.

(f)	0005- Final Assembly and Distribution of Kits shall be accepted upon Contractor’s receipt of evidence that kits have been shipped to the destination(s) specified in each Delivery Order and Contractor’s receipt of a Certificate of Conformance from the 2nd Subcontractor that such kits have been shipped in a condition that conforms to Subcontract requirements.

(g)	The Contractual Officer (or his duly authorized representative) shall have the right to inspect articles, services, and documentation delivered and tendered for acceptance. Contractor’s inspection of delivered items shall be completed within seven (7) work days from the date on which the applicable Subcontractor furnishes Contractor a Certificate of Conformance properly executed by the Subcontractor and notifies the Contractor that the tendered items are available for inspection, after which time, the tendered items shall be either 1) accepted or 2) rejected. In the absence of a timely rejection, the tendered item(s) or services shall be deemed accepted.

(h)	Subcontractors agree to provide and maintain quality control systems acceptable to Contractor and to provide access to Subcontractors’ facilities at all reasonable times for surveillance by Contractor and authorized representatives of the Government.

(i)	Contractor shall have the right to audit Subcontractors’ facilities to determine compliance with (i) cGMP and (ii) applicable federal, state, and local laws, regulations and rules regarding facilities. Such audits shall be scheduled at mutually agreeable times upon two (2) business days written notice to Subcontractors and shall not occur more than one (1) time per calendar year unless required by Subcontractors’ compliance status or Contractor’s obligations as a license holder. In connection with performing such audits, each party shall bear its own expenses and the Contractor shall comply with all reasonable rules and regulations promulgated by Subcontractors. All information disclosed or reviewed in such inspections shall be deemed to be the property of Subcontractors and Subcontractor’s Confidential Information and Propriety Information.

(j)	All notices, forms, approvals, certificates, acceptances and other communications identified above may be transmitted by facsimile or electronic mail with e-signature.

Section F — Deliveries or Performance

FAR SOURCE	TITLE AND DATE
52.242-15	Stop Work Order (Aug 1989) (the Contractor may exercise its rights under this clause only if and to the same extent that the Government has issued a stop work order to the Contractor under the terms of the Prime Contract)

F.1 DELIVERABLE(S) SCHEDULE

	ITEM	Quantity	Deliver

1	Draft Security Plan	2	30 Calendar Days After
	(Manufacturing and Kitting/[ **** ]Facilities)		Execution of the
Subcontract

2	Final Security Plan	2	10 Calendar Days After
Receipt of the
Contractor’s Comments

3	Confidentiality Agreements	1	Complete and retain in
personnel files within 20
days after Subcontract
Execution and for new
employees thereafter,
prior to Performance of
work under the
Subcontract

ITEM	Description	Quantity	Delivery Date

0001and 0002	Manufacture of Bulk Vaccine and Preliminary Kit Assembly for Stockpile to be used Under an IND in an Emergency Situation	As Ordered	[ **** ]

0003	[ **** ]	[ **** ]	[ **** ]

0004	Labeling and Re-Kitting of ITEMs 0001and 0002 Preliminary Kits as Licensed Product	As Ordered	To be determined when Ordered

0005A	Final Kit Assembly And Distribution (Licensed Product)	As Ordered	Shipment Beginning [ ] After Order is Received until Full Quantity Ordered Shipped

0005B	Final Kit Assembly and Distribution (IND)	As Ordered	Shipment [**** ] After Order is Received until Full Quantity Ordered Shipped

F.2 PERFORMANCE SCHEDULE

Overall Subcontract Performance Period: November 14, 2001 through December 31, 2006.

Section G — Subcontract Administration Data

G.1 INVOICE/VOUCHER SUBMISSION

Invoices (Fixed-Price)

(1) Subcontractors shall submit an original and three (3) copies of Subcontract invoices to: Acambis Inc. Accounts Payable 38 Sidney Street Cambridge, MA 02139

(2) Subcontractors agree to include (at a minimum) the following information on each invoice:

i.	Subcontractor’s Name & Address;

ii.	Subcontractor’s Tax Identification Number (TIN);

iii.	Prime Contract, Subcontract, and Purchase Order Numbers (and Delivery Order Number, if applicable;

iv.	Invoice Number;

v.	Invoice Date;

vi.	Subcontract ITEM Number (See Section B);

vii.	Quantity;

viii.	Unit Price & Extended Amount for each ITEM;

ix.	Total Amount of Invoice;

x.	Name, title and telephone number of person to be notified in the event of a defective invoice;

xi.	Payment Address, if different from the information in (2) i. above;

xii.	A copy of the Certificate of Conformance signed by the Subcontractor for the ITEMs invoiced; and

xiii.	An itemized summary of shipping charges subject to reimbursement and a copy of each paid freight bill, invoice, Commercial Bill of Lading, and evidence that kits have been shipped in accordance with Subcontract requirements. (Applicable to ITEM 0005).

Any invoice not containing the above information/documentation may be considered defective and returned to the Subcontractor without payment within five (5) business days.

G.2	CONTRACTOR’S OBLIGATION TO PAY

Subject to the conditions of Section B, “Title, Risk of Loss and Invoices for Crude Bulk Vaccine” and Section C (Item 0001, Paragraph A.4.), Contractor agrees to make payment by wire for any ITEM accepted under this Subcontract within thirty (30) days following receipt of a properly submitted invoice from the Subcontractor(s) and Contractor receipt of payment from the U.S. Government for the equivalent ITEM under the Prime Contract (200-2002-0004). Payment shall be deemed to have been “made” on the date that the electronic transfer of funds has been authorized. Late payments (other than as to amounts for which Contractor liability to Subcontractors is in dispute under Paragraph H. 22 DISPUTES or Paragraph H. 24 CLAIMS INVOLVING THE GOVERNMENT) shall accrue simple interest (at the then prime rate as published by the Federal Reserve Board) from thirty (30) days after both receipt of a proper invoice from the Subcontractor(s) and Government payment to the Contractor until the date of payment.

G.3	TITLE

Title to crude bulk vaccine delivered to [ **** ], under ITEMs 0001 and 0002 shall vest in the Contractor as stated in Section B. Title to kits, including all components thereof not furnished by the Contractor shall vest in Contractor upon payment for such ITEMs at the prices specified in Section B.

G.4	RETURN OF RESIDUAL PRODUCTION/WORKING VIRUS SEED

1st Subcontractor shall return all residual production/working virus seed to Contractor upon completion of, and payment for, ITEMs 0001 and 0002.

G.5	PROGRAM OFFICER

(a)	Performance of the work hereunder shall be subject to the technical directions of the designated Program Officer for this Subcontract.

(b)	The Program Officer is not authorized to change any of the terms or conditions of the Subcontract. In the event that the Subcontractor believes that implementation of any of the direction issued by the Program Officer constitute a change to the Subcontract requirements or to otherwise warrant an adjustment to Subcontract price, Subcontractor(s) shall promptly notify the Program Officer and the Contractual Officer in writing.

(c)	Contractor may from time to time change the person designated as the Program Officer for this Subcontract by delivering a written notice of such change to Subcontractors.

(d)	The designated Program Officer for this project is:

[ **** ]

[ **** ]

Acambis, Inc. 38 Sidney Street Cambridge, MA 02139 (617) 494-1339 (Phone) (617) 494-1741 (Fax)[ **** ]

G.6	CONTRACTUAL OFFICER

(a)	The Contractual Officer is the only individual who can legally commit the Contractor to the expenditure of funds. No person other than the Contractual Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this Subcontract. Such changes may be made only with the mutual agreement of the parties, through their duly authorized representatives, in writing. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under the Subcontract, whether or not changed, the Subcontract price and delivery schedule shall be subject to equitable adjustment.

(b)	No information, other than that which may be contained in an authorized modification to this Subcontract, duly issued by the Contractual Officer, which may be received from any person employed by the Contractor, or otherwise, shall be considered grounds for deviation from any stipulation of this Subcontract.

(c)	Contractor may from time to time change the person designated as the Contractual Officer for this Subcontract by delivering a written notice of such change to Subcontractor(s).

(d)	The designated Contractual Officer for this Subcontract is:

[ **** ]

[ **** ]

Acambis Inc. 38 Sidney Street Cambridge, MA 02139 (617) 494-1339 (Phone) (617) 494-1741 (Fax) [ **** ]

G.7	AUTHORIZED REPRESENTATIVE OF 1ST and 2ND SUBCONTRACTOR

(a)	The Authorized Representative of 1st and 2nd Subcontractor is the only individual who can legally commit 1st or 2nd Subcontractor. No person other than the Authorized Representative of 1st and 2nd Subcontractor can agree to any changes to the terms, conditions, general provisions, or other stipulations of this Subcontract.

(b)	No information, which may be received from any person employed by 1st or 2nd Subcontractor other than from the 1st or 2nd Subcontractor’s Authorized Representative, shall be considered grounds for deviation from any stipulation of this Subcontract.

(c)	1st and 2nd Subcontractor may from time to time change the person designated as the Authorized Representative of the 1st and 2nd Subcontractor for this Subcontract by delivering a written notice of such change to Contractor.

(d)	The Authorized Representative of the 1st Subcontractor for this Subcontract is:

[**** ]

[**** ]

Baxter Healthcare SA Hertistrasse 2 CH-8304 Wallisellen, Switzerland [ **** ]

[**** ]

[**** ]

(e)	The Authorized Representative of the 2nd Subcontractor for this Subcontract is:

[**** ]

[**** ]

Baxter Healthcare Corp. 10150 Old Columbia Road Columbia, MD 21046

[**** ]

[**** ]

[**** ]

G.8	ISSUANCE OF DELIVERY ORDERS (Applicable to All Subcontract ITEMs)

(a)	Orders for work to be performed by the Subcontractors under this Subcontract shall be placed by means of Delivery Orders. (See Section J, Attachment C). Delivery Orders may be issued in writing, by facsimile, or e-mail with electronic signature. (See Paragraph I.1).

(b)	Delivery Orders issued under this Subcontract shall contain, at a minimum, the following information:

(1)	Delivery Order, Subcontract, and Prime Contract Numbers;

(2)	Quantity of ITEM(s) Ordered;

(3)	Unit Price;

(4)	Extended Price; and

(5)	Consignee Name and Address;

(6)	Consignee contact name and telephone number.

(c)	Ordering Period:

(1)	ITEMs 0001 and 0002: From Subcontract award until [ **** ] or such later period as the parties may agree in writing.

(2)	ITEMs 0003, 0004, and 0005: From Subcontract award until [ **** ], or such later period as the parties may agree in writing.

(d)	Contractor may issue Delivery Orders at any time during the stated ordering period. The period of performance for a delivery order may extend beyond the ordering period.

(e)	Delivery Order Authority: The Contractual Officer or any individual so designated in writing by the Contractual Officer shall be the only Contractor representative authorized to place Delivery Orders under this Subcontract. The Subcontractor(s) shall not accept any Delivery Order or verbal request from any other Contractor representative or any Government personnel.

(f)	All Delivery Orders issued under this Subcontract shall be sent to the Subcontractor as follows:

(1)	1st Subcontractor:

[****] with informational copy to:

[****]

(2)	2nd Subcontractor:

[****] with informational copy to:

[****]

(g)	Contractor designates the following individual and agrees to make such individual available to allow Subcontractors to confirm receipt of Contractor’s Delivery Order(s) in the event that the Contractual Officer is unavailable:

[****]

ADDRESS: Acambis Inc 38 Sidney Street Cambridge, MA 02139

[****]

G.9	SUBCONTRACT COMMUNICATIONS/CORRESPONDENCE

Subcontractors shall identify all correspondence, reports, and other data pertinent to this Subcontract by imprinting thereon the Subcontract number from Page 1 of the Subcontract.

Section H — Special Subcontract Requirements

H.1	KEY PERSONNEL

The key personnel cited below are considered essential to the work being performed under the Subcontract. If this individual leaves the Subcontractors’ employ or is reassigned to other programs, the 1st or 2nd Subcontractor shall notify the Contractual Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. The Subcontractors shall not divert or replace such individual without the written consent of the Contractual Officer, which shall not be unreasonably withheld.

Personnel	Title
[****]	[****]

H.2	EMERGENCY CONTACTS

The Subcontractor shall provide a point of contact that will be available 24 hours per day, seven days per week to be contacted in case of a public health emergency.

H.3	PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES

Subcontractors are hereby notified of the restrictions on the use of DHHS’s funding for lobbying of federal, state and local legislative bodies.

Section 1352 of Title 31, United Stated Code among other things, prohibits a recipient (and their subcontractors) of a federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered federal actions; the awarding of any federal contract; the making of any federal grant; the making of any federal loan; the entering into of any cooperative agreement; or the modification of any federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203-12. In addition, the current DHHS Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any state or local legislature except in presentation to the Congress, or any state or local legislative body itself.

The current DHHS Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any state or local legislature.

H.4	SECURITY REQUIREMENTS

1st and 2nd Subcontractors’ manufacturing, [****] and distribution of vaccine/kits shall be performed under a security plan that ensures against theft, thampering, or destruction/loss of the vaccine [****] and related documentation. *****************.

(a)	Security Plan Requirement

Subcontractors shall develop and submit a written Security Plan to the Contractual Officer prior to award. The Security Plan shall describe the procedures to be utilized to control the general internal operations of the Subcontractors and a description of Subcontractors’ facility(ies), including those of any of their subcontractors, in which the work will be performed. This plan shall ensure confidentiality and integrity of and timely access by only authorized individuals to data, information and information technology systems. *****

(b)	Performance of work under this Subcontract shall be in accordance with the Subcontractors’ approved written Security Plan.

(c)	Subcontractors shall also obtain a confidentiality agreement from each employee performing tasks under this Subcontract in which the employee(s) agree not to disclose information pertaining to this Subcontract with any third-party other than other employees incident to Subcontract performance.

H.5	SMOKE FREE ENVIRONMENT In compliance with DHHS regulations, all Subcontractor personnel performing work within CDC/ Agency for Toxic Substances and Disease Registry (“ATSDR”) facilities shall observe the CDC/ATSDR smoke-free working environment policy at all times. This policy prohibits smoking in all CDC/ATSDR buildings and in front of buildings that are open to the public. This policy is also applicable to Subcontractor personnel who do not work full-time within CDC/ATSDR facilities, but are attending meetings within CDC/ATSDR facilities.

H.6	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS The Representations, Certifications and Other Statements of Offerors submitted by Subcontractors, dated (To-Be-Determined) are hereby incorporated by reference, with the same force and effect as if they were given in full text.

H.7	LABORATORY LICENSE REQUIREMENTS The Subcontractor shall comply with all applicable FDA requirements, requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended) and cGMP regulations. This requirement shall also be included in any lower-tier subcontract awarded by the Subcontractors.

H.8	MANUFACTURING STANDARDS

(a)	The cGMP regulations (21 CFR Parts 210-211) will be the standard to be applied for manufacturing and packing of the vaccine.

(b)	If at any time during the life of the Subcontract, the Subcontractors fail to comply with cGMP in the manufacturing or packaging of this vaccine and such failure results in a material adverse effect on the safety, purity or potency of this vaccine (a material failure) as identified by the Center for Biologics Evaluation and Research of the FDA, the Subcontractors shall have thirty (30) calendar days from the time such material failure is identified within which to cure such material failure. If the Subcontractors fail to take such an action within the thirty (30) calendar day period, the Subcontract may be terminated.

H.9	INDEMNIFICATION

(a)	Contractor shall request the U.S. Government to approve the indemnification of the Subcontractors from certain unusually hazardous risks associated with the performance of this Subcontract including, but not limited to, the design, development, manufacture, testing, [****] of the vaccine and crude bulk vaccine, as described in the following provision:

Indemnification Under Public Law 85-804 (Applicable to Subcontracts under Contract 200-2002-00004)

(a)	“Subcontractors’ principal officials,” as used in this clause, means directors, officers, managers, superintendents, or other representatives of Subcontractors supervising or directing—

(1)	All or substantially all of the Subcontractors’ business;

(2)	All or substantially all of the Subcontractors’ operations at any one plant or separate location in which this Subcontract is being performed; or

(3)	A separate and complete major industrial operation in connection with the performance of this Subcontract.

(b)	Under Public Law 85-804 (50 U.S.C. §§ 1431-1435) and Executive Order 10789, as amended, and regardless of any other provision of this Subcontract, the Government shall, subject to the limitations contained in the other paragraphs of this clause, indemnify the Subcontractors against—

(1)	Claims (including reasonable expenses of litigation or settlement) by third persons (including employees of the Contractor or Subcontractors) for death; personal injury; or loss of, damage to, or loss of use of property;

(2)	Loss of, damage to, or loss of use of Contractor property, excluding loss of profit;

(3)	Loss of, damage to, or loss of use of Subcontractors’ property, excluding loss of profit;

(4)	Loss of, damage to, or loss of use of Government property, excluding loss of profit; and

(5)	Litigation, arbitration, or alternative dispute resolution-related expenses if Subcontractors are required by the Government or the Contractor, as a condition of indemnification, to sue insurance carriers that decline to compensate for claims for losses related to this Subcontract.

(c)	This indemnification applies only to the extent that the claim, loss, or damage:

(i)	Arises out of or results from risks defined below as “unusually hazardous” and

(ii)	Is not compensated for by insurance or otherwise.

Any such claim, loss, or damage that is [****] (the deductible portion of the Subcontractors’ insurance coverage to be maintained), is not covered under this clause. If Subcontractors’ insurance coverage is reduced below [****] with respect to the indemnified risks, the Government’s liability under this clause shall not increase as a result.

(d)	The following risks are defined to be “unusually hazardous” for the purposes of this indemnification agreement:

(1)	Alleged adverse reactions in humans resulting from administration of vaccine, vaccine placebos, or other materials used in the development of the vaccine or crude bulk incident to contract performance; or resulting from the administration of vaccine delivered or otherwise furnished under the contract, irrespective of whether such vaccine was furnished, delivered, or administered to humans prior to or after FDA licensure;

(2)	The alleged release of toxic materials (including infectious agents) into the environment that is alleged to have resulted in environmental damage or human exposure to such toxic materials that were involved in the development, testing, manufacture, [****], transportation, or disposal of vaccine or crude bulk under the Subcontract;

(3)	“Adverse reactions” include anaphylaxis and any other adverse reactions, whether foreseeable or not, including, but not limited to:

	i.	Adverse reactions resulting from the administration of the vaccine, vaccine placebo, or other materials involved in the development of the vaccine or crude bulk, including challenge materials,

	ii.	The failure of the vaccine to function as intended or to fail to confer immunity,

	iii.	Side effects or performance of the vaccine in a manner not intended, and

	iv.	Reactions that may be manifested long after exposure to the vaccine, vaccine placebo, or other materials associated with the development or manufacture of the vaccine or crude bulk (including challenge materials), which reactions are directly attributable to or result from the administration of such vaccine, vaccine placebo, or other materials.

(4)	“Acts of terrorism,” meaning any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional.

(e)	When the claim, loss, or damage is caused by the willful misconduct or lack of good faith on the part of any of the Subcontractors’ principal officials, the Subcontractors shall not be indemnified for—

(1)	Government claims against the Subcontractors (other than those arising through subrogation); or

(2)	Loss or damage affecting the Subcontractors’ property.

(f)	Neither the Government nor the Contractor shall be liable to the Subcontractors under this or any other Subcontract provision for any liability arising from Subcontractors’ indemnification of any subcontractor at a lower tier unless such lower-tier indemnification provisions have been approved in writing by both the Government and the Contractor.

(g)	The rights and obligations of the parties under this clause shall survive the Subcontract’s termination, expiration, or completion. No payments shall be required to be made under this clause unless the agency head determines that the amount is just and reasonable. The Government shall pay the Subcontractors directly for any amounts payable hereunder; or may directly pay the parties to whom the Subcontractors are alleged to be or found liable.

(h)	The Subcontractors shall—

(1)	promptly notify the Contractor and the Government of any claim or action against, or any loss by, the Subcontractors that may be reasonably expected to involve indemnification under this clause;

(2)	immediately furnish to the Government and the Contractor copies of all pertinent papers the Subcontractors receive;

(3)	furnish evidence or proof of any claim, loss, or damage covered by this clause in the manner and form required; and

(4)	comply with the Government’s directions and execute any authorizations required in connection with settlement or defense of claims or actions.

(i)	The Government may direct, control, or assist in settling or defending any claim or action that may involve indemnification under this clause.

(j)	Notwithstanding any other provision of this Subcontract: (1) no settlement shall be executed involving sums to be paid by Subcontractors (e.g., deductible amounts on Subcontractor’s insurance policies) unless Subcontractors consent to the settlement; and (2) Subcontractors shall not be required to take any action in violation of any existing insurance policy.

—xxxxxxxxxxxxx—

(b) Until the Government approves the indemnification of Subcontractors, as provided in the clause set forth above, Subcontractors shall not be obligated to perform any of the tasks or work specified in this Subcontract. In the event 1st or 2nd Subcontractor, in its sole discretion, elects to perform under the Subcontract, the Contractor shall be obligated to perform as required by the Subcontract.

(c) [****]. If and when the U.S. Government approves indemnification of the Subcontractors, the above provision, as revised to the extent required by the U.S. Government, and as agreed to by the parties, shall be incorporated into this Subcontract.

H.10	DISSEMINATION OF INFORMATION

Information related to this Subcontract or to data obtained or generated under this Subcontract may be released or publicized only after coordination with the Contractual Officer, provided, however, that the Subcontractors may, notwithstanding anything in this clause, disclose such information (i) to regulatory authorities as may be required to obtain product marketing authorizations and pricing approvals in connection with the marketing and distribution of ACAM2000 vaccine under Paragraph H.25 and (ii) to such third parties, under appropriate confidentiality restrictions, as may be necessary or useful in connection with the manufacturing, kitting, [****] and marketing of smallpox vaccine hereunder.

H.11	CONFIDENTIALITY OF PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY RIGHTS

Except to the extent as may be authorized in writing, each party agrees that, during the term of this Subcontract and for a period of ten (10) years following its termination or completion, it shall (1) use any Proprietary Information disclosed to it only for the purpose of performance under this Subcontract, (2) not disclose Proprietary Information to any third party, or to any employee who does not have a need-to-know such information, and (3) employ the same standard of care it uses to protect its own Proprietary Information. To be considered “Proprietary Information” under this clause, the information must be (a) disclosed in written or tangible form and appropriately marked as proprietary, or (b) if disclosed orally or visually, clearly identified as proprietary at the time of disclosure and summarized in writing within thirty (30) calendar days after such disclosure. Information shall not be deemed to be proprietary if such information is already known without restriction to a receiving party; or is rightfully received without restriction by the receiving party from a third party having the right to disclose the information; or becomes publicly available through no wrongful act of the receiving party; or is hereafter furnished by the disclosing party without a similar restriction on disclosure; or is independently developed by the receiving party without breach of this Subcontract. The receiving party shall not be liable for inadvertent disclosure or use of the information received hereunder if, upon discovery of such, it shall take reasonable steps to prevent any further inadvertent disclosure or unauthorized use. The receiving party may make disclosures to the Government as may be required under the terms of the Prime Contract shown on the cover page to this Subcontract. The receiving party may make disclosures required by operation of law, provided that the receiving party shall give the disclosing party reasonable advance notice to provide the disclosing party an opportunity to contest the requirement of disclosure. No license is either granted or implied by the conveyance of Proprietary Information by either party. The Parties further agree that the obligations set forth above shall survive termination or completion of this Subcontract.

Notwithstanding any other provision of this Subcontract, Subcontractors grant no rights to any party in its technical data, computer software, or other intellectual property that may be developed under or in connection with this Subcontract.

H.12	MANUFACTURING SITE

The manufacturing site for vaccine under this Subcontract shall be at the address shown below. Alternate sites may be used upon receipt of written approval from the Contractual Officer. [****]

H.13	[****]

[****]

H.14	GOVERNMENT PROPERTY/CONTRACTOR FURNISHED PROPERTY Each Subcontractor shall be responsible for the control and accountable record keeping for all Government Property in their possession under this subcontract in accordance with FAR Subpart 45.5 as supplemented by DHHS Publication (OS) 74.115 entitled “Contractor’s Guide for Control of Government Property,” a copy of which will be provided upon request. Similar controls and record keeping procedures shall be used for any Contractor-furnished property as well.

The Chief of Material Management Branch, PGO, CDC, is the Government’s Property Administrator for government property accountable under this Subcontract. The Subcontract Program Officer (or his duly authorized representative) shall be the Contractor’s Property Administrator for any Government or Contractor-furnished property under this Subcontract. The Subcontractor agrees to furnish information regarding the Government property (or any Contractor-furnished property) under this Subcontract to the respective Property Administrator, an authorized representative, or a duly designated successor(s). Any inquiry from or information proposed to be furnished to the Government Property Administrator shall be promptly reported to Contractor’s Property Administrator before furnishing information to the Government representative.

The following Government property shall be furnished to the specified Subcontractor under this Subcontract. Such items shall be marked as U.S. Government Property, with the Subcontract # 200-2002-0001(BXTR), the Prime Contract #200-2002-00004 (Acambis Inc, Prime Contractor) (if not already so marked when received) and shall be managed and administered while in Subcontractors’ possession in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245.2:

1.	Two (2) 9 mL vials of master virus seed (as is) [****]; and

2.	[****]

Contractor shall furnish the following materials in sufficient quantities to enable the 2nd Subcontractor to assemble the number of smallpox vaccine kits ordered, in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245.2, modified to properly reflect the parties, and marked to identify as the property as property of Acambis Inc. (“Contractor Furnished Property”): [****]

H.15	FORCE MAJEURE/RISK OF LOSS

This Subcontract seeks the manufacture, [****] of a smallpox vaccine to the U.S. Government in the event of a national bio-terrorism emergency. [****]. For purposes of this Subcontract, force majeure shall include the causes of excusable delay set forth in the clause at FAR 52.249-14 except in so far as subsection (a)(5) of such clause includes smallpox epidemics. In no event shall either party be liable to the other as a result of the performance of this Subcontract for any loss of profits, or any incidental, special, exemplary, or consequential damages.

H.16	ASSIGNMENT OF CLAIMS

Assignment of this Subcontract, or any interest therein, or any payment due or to become due thereunder, without the prior written consent of Contractor, which shall not be unreasonably withheld, shall be void. Should Contractor approve any assignment thereof, in no event shall any copy of any part or all of this Subcontract which is marked “Top Secret”, “Secret,” “Confidential”, or “Proprietary Information” be furnished to any assignee of any claim arising under this Subcontract, or to any person not entitled to receive the same, without prior written consent of Contractor.

H.17	VALIDITY OF INDIVIDUAL PROVISION

The invalidity, in whole or in part, of any provision of this Subcontract shall not void or otherwise affect the validity of any other provision.

H.18	WAIVER OF BREACH

No waiver of a breach of any provision of this Subcontract shall constitute a waiver of any other breach of such provision. Failure of any party to enforce at any time, or from time to time, any provision of this Subcontract shall not be construed as a waiver thereof. The remedies herein shall be cumulative and additional to any other remedies in law and in equity.

H.19	COMPLIANCE WITH LAWS

Each party agrees to comply with all applicable U.S. federal, state and municipal laws and ordinances and all rules and regulations thereunder. Each party agrees to indemnify and hold the other party harmless for all costs (including attorney’s fees) liabilities and judgments incurred by a party and caused by another party’s failure to comply with such laws, ordinances, rules or regulations.

H.20	INDEPENDENT CONTRACTOR

It is understood and agreed that 1st and 2nd Subcontractor shall be deemed to be independent contractors in all their operations and activities hereunder; that the employees furnished by 1st and 2nd Subcontractor to perform work hereunder shall be deemed to be 1st or 2nd Subcontractor’s employees exclusively, without any relationship to Contractor with respect to their employment; that said employees shall be paid by 1st or 2nd Subcontractor for all services in this connection, and that 1st and 2nd Subcontractor shall be responsible for all obligations and reports covering Social Security, unemployment insurance, workers’ compensation, income tax, and other reports and deductions required by state, U.S. federal, or foreign law.

H.21	SOLICITATION OF EMPLOYEES

Each of the parties agrees that, during the term of this Subcontract and for a period of one (1) year thereafter, it will not directly solicit or recruit the employees of the other party associated with the performance of this Subcontract. Nothing herein shall preclude any employee of any party from pursuing and securing employment opportunities with another party on such employee’s own initiation.

H.22	DISPUTES

Any dispute arising under or related to the performance of this Subcontract, including the breach, termination, or validity thereof, that is not resolved by good faith negotiations shall, upon the written request of either party, be submitted to non-binding arbitration to be conducted in accordance with the rules of the CPR Institute for Dispute Resolution for Non-Administered Arbitration by a sole arbitrator who is a member of the National Health Lawyers Association or another mutually agreeable individual. Such arbitrator shall set a schedule for determination of such dispute that is reasonable under the circumstances. Such arbitrator shall determine the dispute in accordance with the substantive rules of law (but not the rules of procedure) as required by Paragraph H.23 below. The arbitration shall take place in Delaware. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, and, where applicable, the Patent Arbitration Act, 35 U.S.C. § 294. Each party shall bear their own costs of such arbitration and shall equally share the common costs of the arbitration.

In the event that non-binding arbitration fails to resolve a dispute, any legal proceedings between the Contractor and the Subcontractor(s) shall be brought and jurisdiction and venue shall be proper only in the United States District Court for the District of Delaware, or if jurisdiction is lacking, the Courts of the State of Delaware. Pending final resolution of any dispute, as evidenced by a written agreement of the parties, or in the event of legal proceedings, as evidenced by final judgment by a court of competent jurisdiction, the parties shall proceed diligently with the performance of their respective responsibilities under this Subcontract, except to the extent that Contractor may have terminated the Subcontract. Any reference to disputes procedures in FAR clauses incorporated into this Subcontract by reference shall be deemed to refer to this provision.

H.23	GOVERNING LAW

The validity, construction, scope and performance of this Subcontract, including any attachments and modifications hereto, and all disputes related thereto, shall be governed by the laws of the State of Delaware, without regard to its “Choice of Law” provisions; except that with respect to any provisions “flowed-down” from the Prime Contract or based upon FAR clauses, such provisions shall be interpreted and governed by the body of federal government procurement law interpreting such provisions.

H.24	CLAIMS INVOLVING THE GOVERNMENT

(a)	Government Claims Against Contractor and Contractor Claims Against the Government – To the extent that the Contractor may present any request for equitable adjustment, request for schedule extension, settlement proposal, or other matter to the Government that may become a “claim” under the Contract Disputes Act of 1978 (41 U.S.C. 604)(hereinafter referred to as the Contract Disputes Act); or, to the extent that the Government may assert any claim against the Contractor, the Parties agree:

(1)	To the extent that such matters involve the performance of this Subcontract, Subcontractors shall fully cooperate with the Contractor, provide supporting documentation, witnesses, statements, and otherwise participate in negotiations with or litigation against the Government, to the extent reasonably requested by the Contractor.

(2)	That the Subcontractor(s) shall not be bound by any settlement the Contractor may make with the Government or other compromise with respect to any matter within the coverage of paragraph (a)(1) above unless the Subcontractor(s) agree to such settlement or compromise in writing.

(3)	That, if the Government issues a final decision of the Contracting Officer under the terms of the Prime Contract with respect to any claim described in paragraph (a) above, and the Contractor elects not to file an appeal from such final decision under the Disputes provisions of the Prime Contract, within sixty (60) days of Contractor receipt of such final decision; the Contractor may authorize the Subcontractor(s) to appeal such final decision, in the name of and with the consent of the Contractor, at the Subcontractor’s expense. In the event that the Subcontractor(s) elect to appeal any such final decision, the Contractor shall cooperate with the Subcontractor(s) in the same manner provided in subparagraph (1) above with respect to Subcontractor cooperation with the Contractor.

(b)	Subcontractor Claims Against the Government – To the extent that the costs of Subcontract performance have been increased or the schedule or manner of Subcontract performance has been adversely affected by actions or inactions of the Government, and the Subcontractor(s) request consent to pursue a claim against the Government, the Parties agree as follows:

(1)	If the subject matter of the Subcontractor(s)’ claim is not within the coverage of a matter governed by paragraph (a) above, Subcontractor(s) shall submit to the Contractor a fully supported claim with respect to such matter no later than final payment under this Subcontract.

(2)	If the Parties are unable to resolve the Subcontractor(s)’ claim within ninety (90) days of Subcontractor’s submission to the Contractor, the Contractor may either: (A) Present a request for equitable adjustment or other relief, as appropriate, to the Government, which submission shall embody the Subcontractor’s claim and shall be governed by paragraph (a) above, or (B) may authorize the Subcontractor(s) to assert such claim against the Government on behalf of the Contractor, to negotiate a settlement thereof, and to prosecute any appeal from any final decision of the Government Contracting Officer with respect to such claim, in the name of and with the consent of the Contractor.

(c)	If the Contractor authorizes the Subcontractor(s) to assert any claim against the Government in the name of the Contractor, or to prosecute an appeal from the final decision of the Government Contracting Officer, in the name of and with the consent of the Contractor, if the claim is subject to certification by the Contractor under the Contract Disputes Act, Subcontractors shall submit with their claim, when submitted to the Contractor under paragraph (b)(1), a certification that: (i) the claim is made in good faith, (ii) the supporting data are accurate and complete to the best of the Subcontractors’ knowledge and belief, and (iii) the amount requested accurately reflects the Subcontract adjustment for which Subcontractors believe the Government through the Contractor is liable; furthermore, such certification shall be executed by a person duly authorized to certify the claim and bind Subcontractors, and Subcontractors shall indemnify and hold Contractor harmless from damages, judgments, costs (including reasonable attorneys’ fees), and other liabilities arising from any breach of such certification or any violation of section 5 of the Contract Disputes Act of 1978 (41 U.S.C. § 604) or any violation of common law or statutory prohibitions against misrepresentations, fraud or false statements.

(d)	Contractor shall include interest in the amount of any Subcontract price adjustment to which the Subcontractors are found entitled on any Subcontractor claim. Such interest shall be computed from (1) the date the Contractor received the Subcontractor’s claim (certified, if required) or (2) from the date that such Subcontract payments would otherwise be due, if such date is later, until the date of payment to the Subcontractor. If the Subcontractor’s certification was defective, but is cured prior to the date of settlement or the date on which the Board of Contract Appeals or Court enters judgment, such defect shall not affect the computation of interest to which the Subcontractor is entitled. Simple interest shall be paid at the rate fixed by the Secretary of the Treasury under the Contract Disputes Act, from the date such interest is first payable until payment to the Subcontractor, as such rate may be adjusted by the Secretary of the Treasury each six months during the pendency of the claim.

(e)	The Contractor and Subcontractor(s) shall each bear their own costs of prosecuting any claims under this provision.

(f)	With respect to any claim under this provision affecting both the Contractor and the Subcontractor(s), the parties agree to enter into a formal or informal joint defense agreement, the parameters of which shall be mutually agreed upon by the parties, and further to (i) promptly cooperate in the case, (ii) grant reasonable requests to make records and employees available to the other party, (iii) provide to the other party free of charge, copies of all pleadings, filings, and communications with the Government, and (iv) inform the other party of all oral communications with the Government.

(g)	Nothing in this Subcontract shall be construed to grant Subcontractors the right to file any claim under this Subcontract directly against the Government or to appeal, other than in the name of and with the consent of the Contractor, any final decision of the

Government Contracting Officer under the Disputes clause of the Prime Contract.

H.25 LICENSING TO MARKET THE ACAM2000 SMALLPOX VACCINE

(a) Solely for the purposes of performing this Subcontract, Contractor grants [ **** ], a royalty-free license to use the ACAM1000 and ACAM 2000 vaccinia strain for the manufacture of crude bulk vaccine. 1st Subcontractor agrees that it shall not use the strain, or authorize others to use the strain, for any other purpose and that, if the product based upon the strain (the derivative product, ACAM2000, or ACAM 1000) is licensed by any regulatory authority, the license shall be owned solely by Contractor.

(b) Upon completion of this Subcontract, [ **** ] shall either destroy or retain any ACAM1000 or ACAM2000 materials, any products derived therefrom, and related documentation; as directed by the Contractor.

(c) Neither 1st nor 2nd Subcontractor, nor its parent company, nor any affiliate of 1st or 2nd Subcontractor or its parent company, shall compete against the Contractor in the United States smallpox market for a period of five (5) years following completion of this Subcontract or in other world markets for a period of five (5) years after Subcontract execution. An “affiliate” is any company or entity substantially owned or controlled by Subcontractors or their indirect parent, Baxter International Inc.

H.26 PAYMENT FOR ADDITIONAL SERVICES (ITEM 0007)

Contractor shall pay 1st Subcontractor [ **** ] in exchange for Subcontractors providing to the Contractor during the term of this Subcontract reasonable technical and consulting assistance and services regarding export/import assistance, technical and quality issues, and assistance concerning Contractor’s Security Plan with respect to facilities and vaccine transportation security after purification at Contractor’s facilities. The 1st Subcontractor shall submit an invoice for additional services under ITEM 0007 at the same time invoices are submitted for completed kits under ITEMs 0001 and 0002. Payment for ITEM 0007 shall be due at the same time payment is due for ITEMs 0001 and 0002.

H.27 COMPLAINTS AND ADVERSE EVENTS

Contractor shall be responsible for and Subcontractors shall be relieved of any responsibility for reporting any and all product complaints to the FDA. Subcontractors and Contractor shall report to the other any information that they have knowledge of concerning any adverse drug experience in connection with the use of the vaccine, including the incidence or severity thereof, associated with non-clinical toxicity studies, clinical uses, studies, investigations or tests, whether or not determined to be attributable to the vaccine. Reports of routine adverse drug experiences of the type defined in Section 214.80 of Title 21 of the United States Code of Federal Regulations shall be exchanged by each party on a quarterly basis. Reports of serious adverse drug experiences of the type defined in Sections 312.32 and 314.80 of Title 21 of the United States Code of Federal Regulations shall be made available to the other party within five (5) calendar days after a party becomes aware of such adverse drug experience. Upon receipt of any such information concerning any serious drug experience by either Subcontractors or Contractor, the parties shall promptly consult each other and use their best efforts to arrive at a mutually acceptable procedure for taking such possible actions as appropriate or required under the circumstances.

H.28 FIELD CORRECTIVE ACTIONS

In the event Contractor shall be required to recall any vaccine because such vaccine may violate local, state or federal laws or regulations or the product specifications, or in the event that Contractor elects to institute a voluntary recall, Contractor shall be responsible for coordinating such recall. Contractor shall promptly notify Subcontractors if any vaccine is the subject of a recall and provide Subcontractors with a copy of all documents relating to such recall.

Subcontractors shall cooperate with Contractor in connection with any recall at Contractor’s expense, except in the event that a recall, product withdrawal, or field correction is necessary because either (i) Subcontractors have delivered a non-conforming product to Contractor, or (ii) such non-conformity was due to the negligence of Subcontractors, Subcontractors shall bear all reasonable costs associated with such recall, product withdrawal or field correction (including but not limited to costs associated with receiving and administering the recalled vaccine and notification of the recall to those persons whom Contractor deems appropriate).

H.29 TRUTH-IN-NEGOTIATIONS

Subcontractors shall indemnify and hold the Contractor harmless from any liability that the Contractor may have to the U.S. Government based upon any cost or pricing data (as defined in FAR Subpart 15.4) that the Subcontractors submitted to the Contractor or to the U.S. Government, or that Subcontractors were required to submit, but failed to do so, that was not accurate, current, and complete, as required by the Truth-in-Negotiations Act (41 U.S.C. 254b).

Section I — Subcontract Clauses

Section I-1 — CLAUSES INCORPORATED BY REFERENCE

The Federal Acquisition Regulation (FAR) and Health And Human Services Supplemental Acquisition Regulation (HHSAR) clauses identified herein below are hereby incorporated into this Subcontract by reference with full force and effect. The additional HHSAR clauses augment and supplement the FAR clauses, taking precedence thereover to any extent inconsistent therewith. All such clauses, as well as any other FAR or HHSAR clauses referred to elsewhere in this Subcontract, shall with respect to the rights, duties, and obligations of the Contractor and the Subcontractors thereunder, be interpreted and construed in such manner as to recognize and give effect to (i) the contractual relationship between the Contractor and 1st and 2nd Subcontractors under this Subcontract and (ii) the rights of the Government with respect thereto under the Prime Contract from which such clauses are derived. Where rights, duties and obligations are expressed herein as applying to the “Government” the “United States,” or the “Contracting Officer”, they shall generally apply by reason of the flow down to the “Contractor”; and where expressed herein as applying to the “Contractor”, they shall generally apply by reason of the flow down to the “1st and 2nd Subcontractor”. However, the terms “Government” or “Contracting Officer” do not change (i) in the phrases “Government Property”; “Government-Owned Property,” “Government Equipment” or “Government-Owned Equipment” except with respect to property identified in provision H.14 as Contractor Furnished Property.; (ii) when a right, act, authorization or obligation can only be exercised by the Government or the Contracting Officer under the prime contract or his duly authorized representative, (iii) when title to property is to be transferred directly to the Government, and (iv) in FAR 52.227-1 and 52.227-2. To the extent there is a conflict between the FAR or HHSAR clauses incorporated by reference and the text of this Subcontract, the text of the Subcontract shall have precedence.

52.227-1	Authorization and Consent (Jul 1995) Alternate I (Apr 1984)

52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (Aug 1996)

52.245-2	Government Property (Fixed Price)(Dec 1989)(as implemented at Paragraph H. 14)

352. 270-4	Pricing of Adjustments (Apr 1984)

52.249-14	Excusable Delays (Apr 1984)

52.232-1	Payments (Apr 1984)

Section I-2 CLAUSES IN FULL TEXT

I.1 ORDERING (ITEM 0001 through 0005)

(a)	ITEM(s) (work) to be performed under this Subcontract shall be ordered by issuance of Delivery Orders by the individuals designated in Paragraph G.8(e). Such Delivery Orders may be issued at any time within the ordering period set forth in the Subcontract .

(b)	All Delivery Orders are subject to the terms and conditions of this Subcontract. In the event of conflict between a Delivery Order and this Subcontract, the Subcontract shall control.

(c)	If mailed, a Delivery Order is considered “issued” when the Subcontractor receives the order, as evidenced by written receipt thereof or Subcontractor confirmation of receipt by facsimile or electronic mail. Delivery Orders may also be issued by facsimile or by electronic mail, in which case they are considered to have been “issued” when the Subcontractor provides the Contractual Officer or his designee confirmation of receipt in the same manner as specified above for mailed Delivery Orders.

(d)	The period of performance for Delivery Orders may extend beyond the performance period set forth in Section F of the Subcontract.

(e)	Guaranteed Minimum Order(s): When and if the U.S. Government places funded orders with the Contractor for manufacture of smallpox vaccine kits under the Prime Contract shown on the cover page of this Subcontract, Contractor shall order the manufacture of an equivalent number of smallpox vaccine kits from the Subcontractors. Estimated quantities are as set forth in Section B of the Subcontract.

I.2	FAR 52.215-21 REQUIREMENTS FOR COST OR PRICING DATA OR INFORMATION OTHER THAN COST OR PRICING DATA — MODIFICATIONS (OCT 1997) ALTERNATE IV (OCT 1997)

(a)	Submission of cost or pricing data is not required.

(b)	Provide information described below: If information is required to determine reasonableness of an equitable adjustment in the price for a line ITEM(s), the information to be provided by the Subcontractor(s) shall include an itemized cost breakdown of applicable unit price(s). The cost breakdown shall include, at a minimum, the type of labor, estimated number of hours, and hourly rate for each labor category, fringe benefits, overhead, other direct costs, general and administrative, and profit. The requirement of this clause does not entitle the Government to require such information to support the prices included in the contract at time of award.

I.3 FAR 52.244-6 SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (OCT 1998)

(a)	Definitions. “Commercial item”, as used in this clause, has the meaning contained in the clause at 52.202-1, Definitions. “Subcontract”, as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b)	To the maximum extent practicable, the Subcontractors shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this Subcontract.

(c)	Notwithstanding any other clause of this Subcontract, the Subcontractor(s) is not required to include any FAR provision or clause, other than those listed below to the extent they are applicable and as may be required to establish the reasonableness of prices under Part 15, in a subcontract at any tier for commercial items or commercial components:

(1)	52.222-26, Equal Opportunity (E.O. 11246);

(2)	52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212(a));

(3)	52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793); and

(d)	The Subcontractor shall include the terms of this clause, including this paragraph (d), in lower-tier subcontracts awarded under this Subcontract.

I.4 TERMINATION FOR CONVENIENCE (FIXED PRICE)

(a)	The Contractor may terminate performance of work under this Subcontract in whole or, from time to time, in part, if the Contractual Officer determines that a termination is in the Contractor’s interest, but only if and to the same extent that the Government has terminated the Contractor’s Prime Contract. The Contractual Officer shall terminate by delivering to the Subcontractor(s) a Notice of Termination specifying the extent of termination and the effective date.

(b)	After receipt of a Notice of Termination, and except as directed by the Contractual Officer, the Subcontractor(s) shall immediately proceed with the following obligations, regardless of any delay in determining or adjusting any amounts due under this clause:

(1)	Stop work as specified in the notice.

(2)	Place no further subcontracts or orders (referred to as subcontracts in this clause) for materials, services, or facilities, except as necessary to complete the continued portion of the Subcontract.

(3)	Terminate all subcontracts to the extent they relate to the work terminated.

(4)	Assign to the Contractor or the Government, as directed by the Contractual Officer, all right, title, and interest of the Subcontractor(s) under the subcontracts terminated, in which case the Contractor shall have the right to settle or to pay any termination settlement proposal arising out of those terminations.

(5)	With approval or ratification to the extent required by the Contractual Officer, settle all outstanding liabilities and termination settlement proposals arising from the termination of subcontracts; the approval or ratification will be final for purposes of this clause.

(6)	As directed by the Contractual Officer, transfer title and deliver to the Contractor or the Government –

(i)	The fabricated or unfabricated parts, work in process, completed work, supplies and other material produced or acquired for the work terminated; and

(ii)	The completed or partially completed plans, drawings, information, and other property that, if the Subcontract had been completed would be required to be furnished to the Contractor or the Government.

(7)	Complete performance of the work not terminated.

(8)	Take any action that may be necessary, or that the Contractual Officer may direct, for the protection and preservation of the property related to this Subcontract that is in the possession of the Subcontractor(s) and in which the Contractor or the Government has or may acquire an interest.

(9)	Use its best efforts to sell, as directed or authorized by the Contractual Officer, any property of the types referred to in subparagraph (b)(6) of this clause; provided, however, that the Subcontractor(s) (i) is not required to extend credit to any purchaser and (ii) may acquire the property under the conditions prescribed by, and at prices approved by, the Contractual Officer. The proceeds of any transfer or disposition will be applied to reduce any payments to be made by the Contractor under this Subcontract, credited to the price or cost of the work, or paid in any other manner directed by the Contractual Officer.

(c)	The Subcontractor(s) shall submit complete termination inventory schedules no later than 90 days from the effective date of termination, unless extended in writing by the Contractual Officer upon written request of the Subcontractor(s) within this 90-day period.

(d)	After expiration of the plant clearance period as defined in Subpart 45.6 of the Federal Acquisition Regulation, the Subcontractor(s) may submit to the Contractual Officer a list, certified as to quantity and quality, of termination inventory not previously disposed of, excluding items authorized for disposition by the Contractual Officer. The Subcontractor(s) may request the Contractor to remove those items or enter into an agreement for their storage. Within 30 days, the Contractor will accept title to those items and remove them or enter into a storage agreement. The Contractual Officer may verify the list upon removal of the items, or if stored, within 45 days from submission of the list, and shall correct the list, as necessary, before final settlement.

(e)	After termination, the Subcontractor(s) shall submit a final termination settlement proposal to the Contractual Officer in the form and with the certification prescribed by the Contractual Officer. The Subcontractor(s) shall submit the proposal promptly, but no later than 240 days from the effective date of termination, unless extended in writing by the Contractual Officer upon written request the Subcontractor(s) within this 240-day period. However, if the Contractual Officer determines that the facts justify it, a termination settlement proposal may be received and acted on after 240 days or any extension. If the Subcontractor(s) fails to submit the proposal within the time allowed, the Contractual Officer may determine, on the basis of information available, the amount, if any, due the Subcontractor(s) because of the termination and shall pay the amount determined.

(f)	Subject to paragraph (e) of this clause, the Subcontractor(s) and the Contractual Officer may agree upon the whole or any part of the amount to be paid or remaining to be paid because of the termination. The amount may include a reasonable allowance for profit on work done. However, the agreed amount, whether under this paragraph (f) or paragraph (g) of this clause, exclusive of costs shown in subparagraph (g)(3) of this clause, may not exceed the total Subcontract price as reduced by (1) the amount of payments previously made and (2) the Subcontract price of work not terminated. The Subcontract shall be modified, and the Subcontractor(s) paid the agreed amount. Paragraph (g) of this clause shall not limit, restrict, or affect the amount that may be agreed upon to be paid under this paragraph.

(g)	If the Subcontractor(s) and the Contractual Officer fail to agree on the whole amount to be paid because of the termination of work, the Contractual Officer shall pay the Subcontractor(s) the amounts determined by the Contractual Officer as follows, but without duplication of any amounts agreed on under paragraph (f) of this clause:

(1)	The Subcontract price for completed supplies or services accepted by the Contractor (or sold or acquired under subparagraph (b)(9) of this clause) not previously paid for, adjusted for any saving of freight and other charges.

(2)	The total of –

(i)	The costs incurred in the performance of the work terminated, including initial costs and preparatory expense allocable thereto, but excluding any costs attributable to supplies or services paid or to be paid under subparagraph (g)(1) of this clause;

(ii)	The cost of settling and paying termination settlement proposals under terminated subcontracts that are properly chargeable to the terminated portion of the Subcontract if not included in subdivision (g)(2)(i) of this clause; and

(iii)	A sum, as profit on subdivision (g)(2)(i) of this clause, determined by the Contractual Officer under 49.202 of the Federal Acquisition Regulation, in effect on the date of this Subcontract, to be fair and reasonable; however, if it appears that the Subcontractor(s) would have sustained a loss on the entire Subcontract had it been completed, the Contractual Officer shall allow no profit under this subdivision (g)(2)(iii) and shall reduce the settlement to reflect the indicated rate of loss.

(3)	The reasonable costs of settlement of the work terminated, including –

(i)	Accounting, legal, clerical, and other expenses reasonably necessary for the preparation of termination settlement proposals and supporting data;

(ii)	The termination and settlement of subcontracts (excluding the amounts of such settlements); and

(iii)	Storage, transportation, and other costs incurred, reasonably necessary for the preservation, protection, or disposition of the termination inventory.

(h)	Except for normal spoilage, and except to the extent that the Contractor or the Government expressly assumed the risk of loss, the Contractual Officer shall exclude from the amounts payable to the Subcontractor(s) under paragraph (g) of this clause, the fair value, as determined by the Contractual Officer, of property that is destroyed, lost, stolen, or damaged so as to become undeliverable to the Contractor.

(i)	The cost principles and procedures of Part 31 of the Federal Acquisition Regulation, in effect on the date of this Subcontract, shall govern all costs claimed, agreed to, or determined under this clause.

(j)	The Subcontractor(s) shall have the right to dispute the termination settlement amount unilaterally established by Contractor under paragraph (e) or (g) of this clause and any equitable adjustment unilaterally established by the Contractor under paragraph (l), except that if the Subcontractor(s) failed to submit the termination settlement proposal or request for equitable adjustment within the time provided in paragraph (e) or (l), respectively, and failed to request a time extension, there is no right to dispute the amount allowed by the Contractor.

(k)	In arriving at the amount due the Subcontractor(s) under this clause, there shall be deducted

(1)	All unliquidated advance or other payments to the Subcontractor(s) under the terminated portion of this Subcontract;

(2)	Any claim which the Contractor has against the Subcontractor(s) under this Subcontract; and

(3)	The agreed price for, or the proceeds of sale of, materials, supplies, or other things acquired by the Subcontractor(s) or sold under the provisions of this clause and not recovered by or credited to the Contractor.

(l)	If the termination is partial, the Subcontractor(s) may file a proposal with the Contractual Officer for an equitable adjustment of the price(s) of the continued portion of the Subcontract. The Contractual Officer shall make any equitable adjustment agreed upon. Any proposal by the Subcontractor(s) for an equitable adjustment under this clause shall be requested within 90 days from the effective date of termination unless extended in writing by the Contractual Officer.

(m)	(1) The Contractor may, under the terms and conditions it prescribes, make partial payments and payments against costs incurred by the Subcontractor(s) for the terminated portion of the Subcontract, if the Contractual Officer believes the total of these payments will not exceed the amount to which the Subcontractor(s) will be entitled.

(2) If the total payments exceed the amount finally determined to be due, the Subcontractor(s) shall repay the excess to the Contractor upon demand, together with interest computed at the rate established by the Secretary of the Treasury under 50 U.S.C. App. 1215(b)(2). Interest shall be computed for the period from the date the excess payment is received by the Subcontractors to the date the excess is repaid. Interest shall not be charged on any excess payment due to a reduction in the Subcontractor’s termination settlement proposal because of retention or other disposition of termination inventory until 10 days after the date of the retention or disposition, or a later date determined by the Contractual Officer because of the circumstances.

(n)	Unless otherwise provided in this Subcontract or by statute, the Subcontractors shall maintain all records and documents relating to the terminated portion of this Subcontract for 3 years after final settlement. This includes all books and other evidence bearing on the Subcontractors’ costs and expenses under this Subcontract. The Subcontractors shall make these records and documents available to the Contractor and the Government, at the Subcontractors’ offices, at all reasonable times, without any direct charge. If approved by the Contractual Officer, photographs, microphotographs, or other authentic reproductions may be maintained instead of original records and documents.

I.5	DEFAULT (FIXED PRICE)

(a)	(1) The Contractor may, subject to paragraphs (c) and (d) of this clause, by written notice of default to the Subcontractor(s), terminate this Subcontract in whole or in part if the Subcontractor(s) fail to:

(i)	Deliver the supplies or to perform the services within the time specified in this Subcontract or any extension

(ii)	Make progress, so as to endanger performance of this Subcontract (but see subparagraph (a)(2) of this clause); or

(iii)	Perform any of the other provisions of this Subcontract (but see subparagraph (a)(2) of this clause).

(2)     The Contractor’s right to terminate this Subcontract under subdivisions (a)(1)(ii) and (1)(iii) of this clause, may be exercised if the Subcontractor(s) do not provide the Contractor with written assurances that it can and will cure such failure within 10 days (or more if authorized in writing by the Contractual Officer) after receipt of the notice from the Contractual Officer specifying the failure. The failure of Contractor to issue such notice to the Subcontractor(s), or to give the Subcontractor(s) at least 10 days within which to cure its failure to perform under subdivisions (a)(1)(ii) or (1)(iii), shall not be a basis to invalidate a default termination if, in fact, the Subcontractor(s) were either failing to make progress so as to endanger performance or was in breach of a material Subcontract requirement.

(b)	If the Contractor terminates this Subcontract in whole or in part, it may acquire, under the terms and in the manner the Contractual Officer considers appropriate, supplies or services similar to those terminated, and the Subcontractors shall be liable to the Contractor for any excess costs for those supplies or services. However, the Subcontractors shall continue the work not terminated.

(c)	Except for defaults of subcontractors at any tier, the 1st and 2nd Subcontractor(s) shall not be liable for any excess costs if the failure to perform the Subcontract arises from causes beyond the control and without the fault or negligence of the 1st and 2nd Subcontractors. Examples of such causes include (1) acts of God or of the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. In each instance the failure to perform must be beyond the control and without the fault or negligence of the 1st and 2nd Subcontractors.

(d)	If the failure to perform is caused by the default of a Subcontractor(s) to the 1st or 2nd Subcontractor(s) at any tier, and if the cause of the default is beyond the control of both the 1st and 2nd Subcontractor(s) and any of their subcontractors, and without the fault or negligence of either the 1st and 2nd Subcontractor(s) any of their lower-tier subcontractors, the 1st and 2nd Subcontractor(s) shall not be liable for any excess costs for failure to perform, unless the subcontracted supplies or services were obtainable from other sources in sufficient time for the 1st and 2nd Subcontractors to meet the required delivery schedule.

(e)	If this Subcontract is terminated for default, the Contractor may require the Subcontractor(s) to transfer title and deliver to the Contractor or to the Government, as directed by the Contractual Officer, any (1) completed supplies, and (2) partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (collectively referred to as “manufacturing materials” in this clause) that the Subcontractor(s) has specifically produced or acquired for the terminated portion of this Subcontract. Upon direction of the Contractual Officer, the Subcontractors shall also protect and preserve property in its possession in which the Contractor or the Government has an interest.

(f)	The Contractor shall pay the Subcontract price for completed supplies delivered and accepted. The Subcontractor(s) and Contractual Officer shall agree on the amount of payment for manufacturing materials delivered and accepted and for the protection and preservation of the property. The Contractor may withhold from these amounts any sum the Contractual Officer determines to be necessary to protect the Contractor against loss because of outstanding liens or claims of former lien holders.

(g)	If, after termination, it is determined that the Subcontractor(s) was not in default, or that the default was excusable, the rights and obligations of the parties shall be the same as if the termination had been issued for the convenience of the Contractor.

(h)	The rights and remedies of the Contractor in this clause are in addition to any other rights and remedies provided by law or under this Subcontract. Additionally, if the Contractor elects to waive its right to terminate the Subcontractor(s) for default under paragraph (a)(1)(i) or (iii) by accepting late deliveries or nonconforming performance, the Contractor shall retain the right to recover any damages resulting from the Subcontractors’ breach to the extent allowed by law.

Section J — List Of Attachments

A	1st and 2nd Subcontractors’ Certifications, Representations, and Other Statements

B	Certificate of Conformance

C	Contractor Delivery Order Form

D	Estimated Availability of Vaccine, Diluent and Needle Components

E	1st and 2nd Subcontractor Security Plans

F	Quality Control Tests

     Section J, Attachment A
Subcontract 200-2002-00010 (BXTR)
Acambis Prime Contractor

1st and 2nd Subcontractors’ Certifications, Representations
and Other Statements

Section K	Representations, Certifications, And Other Statements of Offerors – Baxter Healthcare SA (Ist Subcontractor)

FAR SOURCE	TITLE AND DATE
52.203-11	Certification and Disclosure Regarding Payment to Influence Certain Federal Transactions (Apr 1991)
52.204-5	Woman-Owned Bus iness(Other Than Small Business)(May 1999)
52.222-21	Prohibition of Segregated Facilities (Feb 1999)

K.1	FAR 52.204-3 TAXPAYER IDENTIFICATION (OCT 1998)

(a)	Definitions.

“Common parent”, as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

“Taxpayer Identification Number (TIN),” as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns. The TIN may be either a Social Security Number or an Employer Identification Number.

(b) All offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(c) The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offerors relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offerer’s TIN.

(d)	Taxpayer Identification Number (TIN).

TIN:	___________________

( )	TIN has been applied for.

(x)	TIN is not required because:

	__	Offerer is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

	____	Offerer is an agency or instrumentalily of a foreign government;

	____	Offerer is an agency or instrumentality of a Federal Government.

(e)	Type of organization.

	____	Sole proprietorship;
	____	Partnership;
	_ _	Corporate enlity (not tax-exempt);
	____	Corporate entity (tax-exempt);
	____	Government entity (Federal, State, or local);
	____	Foreign government;
	____	International organization per 26 CFR 1.6049-4;
	____	Other:________________________________

(f)	Common Parent

	( )	offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.
	(x)	Name and TIN of common parent:

Name: Baxter International Inc.

TIN: ***********

K.2	FAR 52.209-5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION. PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS (APR 2001)

(a)(1)	The Offeror certifies, to the best of its knowtedge and belief, that –

(i) The Offeror and/or any of its Principals —

(A) Are are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency,

(B) Have have not within the three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; [This language stayed indefinitely. Please use paragraph (a)(1)(I)(D) below.]

(C) Are * are not * presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in paragraph (a)(1)(i)(B) of this provtsion, and; [This language stayed indefinitely. Please use paragraph (a)(I)(E) below.]

(D) Have have not within a three-year period preceding this offer, been convicted of or had a civil judgmenl rendered against them for : commission of fraud or a criminal offense in conjunction with obtaining, attempting to obtain, or performing a public (Federal, state or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion or receiving stolen property; and

(E) Are are not presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(D) of this provision.

(ii)(A) [This paragraph (a)(1)(ii) is stayed indefinitely.]

The offeror, aside from the offenses enumerated in paragraphs (a)(1)(i)(A), (B), and (C) of this provision, has [ ] has not [ ] within the past three-years, relative to tax, labor and employment, environmental, antitrust, or consumer protection laws

(1) Been convicted of a Federal or State felony (or has any Federal or State felony indictments currently pending against them); or
(2) Had a Federal court judgment in a civil case brought by the United States rendered against them; or
(3) Had an adverse decision by a Federal administrative law judge, board, or commission indicating a willful violation of law.

(B) If the offeror has responded affirmatively, the offeror shall provide additional information if requested by the Contracting Officer; and

(iii) The Offeror has * has not__X__, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2) “Principals ” for the purposes of this certification, means officers; directors; owners; partners; and persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

This Certification Concerns a Matter Within the Jurisdiction of an Agency of the United States and the Making of a False, Fictitious, or Fraudulent Certification May Render the Maker Subject to Prosecution Under Section 1001, Title 18, United States Code.

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(b)      The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)     A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror’s responsibility. Failure of the Offerer to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d)      Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e)      The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

K.3	FAR 52.215-6 PLACE OF PERFORMANCE (OCT 1997)

(a)

The offerer or respondent, in the performance of any contract resulting from this solicitation, intends, does not intend [check applicable block] to use one or more plants or facilities located at a different address from the address of the offeror or respondent as indicated in this proposal or response to request for information.

	(b)	If ~he offeror or respondent checks “intends” in paragraph (a) of this provision, it shall insert in the following spaces the required information:

PLACE OF PERFORMANCE	NAME AND ADDRESS OF OWNER AND
STREET ADDRESS, CITY, STATE, COUNTY,	OPERATOR OF THE PLANT OR
COUNTY, ZIP CODE)	FACILITY IF OTHER THAN OFFEROR
********************	OR RESPONDENT
********************
********************

K. 4	FAR 52.219-1 SMALL BUSINESS PROGRAM REPRESENTATIONS (MAY 2001)

(a)
(1) The North American Industry Classification System (NAICS) code for this acquisition is ______________________ [insert NAICS code].

(2) The small business size standard is __________________[insert size standard).

(3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture is 500 employees.

(b) Representations.

(1) The offeror represents as part of its offer that it _____is, __X__ is not a small business concern.

(2) [Complete only if the offerer represented itself as a small business concern in paragraph (b)(1) of this provision.] The offerer represents, for general statistical purposes, that it * is, * is not, a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) this provision.] The offerer represents as part of its offer that it * is, * is not a women-owned small business concern.

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(4) [Complete only if the offerer represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents as part of its offer that it * is, is * not a veteran-owned small business concern.

(5) [Complete only if the offerer represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.] The offeror represents as part of its offer that it * is, * is not a service-disabled veteran-owned small business concern.

(c) Definitions. As used in this provision–

”Service-disabled veteran-owned small business concern”

(1) Means a small business concern-
(i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii) The management and daily business operalions of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), wth a disability that is service-connected, as defined in 38 U.S.C. 101(16).

“Small business concern,” means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

“Veteran-owned small business concern” means a small business concern-

(1) Not less than 51 percent df which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publiclyowned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2) The managem ent and daily business operations of which are controlled by one or more veterans.
“Women-owned small business concern,” means a small business concern –

(1) That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2) Whose management and daily business operations are controlled by one or more women.

(d) Notice.

(1) If this solicitalion is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2) Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a smail, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall

(i) Be punished by imposition of fine, imprisonment, or both;

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(ii) Be subject to administrative remedies, including suspension and debarment; and

(iii) Be ineligible for participation in programs conducted under the authority of the Act.

K5	FAR 52.219-1 ALTERNATE I SMALL BUSINESS PROGRAM REPRESENTATIONS (ALTERNATE I) (OCTOBER 2000)

(6) [Complete only if offeror represented itself as small business concern in paragraph (b)(1) of this provision]. The offerer represents, as part of its offer, that--

(i) It ___ is, ___is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, arid no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR Part 126; and

(ii) It ___ is, ___ is not a joint venture that complies with the requirements of 13 CFR Pail 1 26, and the representation in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. [The offeror shall enter the name ornames of the HiJBZone small business concern or concerns that are participating in the joint venture: ____ Euch HUBZone small business concern participating in the joint venture shall submit a sepamate signed ccpy of the HUBZone representation.

K.6	FAR 52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

The offeror represents that

(a) It has developed and has on file [ ] has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2); or

(b) it has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

K.7	FAR 52223-13 CERTIFICATION OF TOXIC CHEMiCAL RELEASE REPORTING (OCT 1996)

(a) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8,1995.

(b) By signing this offer, the offerer certifies that

(1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA)(42 U.S.C. 11023) and section 6607 of the Polution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offerer will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2) None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons: [Check each block that is applicable.]

	[ ] (i)	The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

	[ ] (ii)	The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023 (b) (1) (A);

	[ ](iii)	The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f)

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(including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

	[ ] (iv)	The facility does not fall within Standard Industrial Classification Cede (SIC) designations 20 through 39 as set forth in section 19.102 of the Federal Acquisition Regulation; or

	[ ] (v)	The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, or any other territory or possession ever which the United States has jurisdiction.

K.8	FAR 52.125-1 BUY AMERICAN CERTIFICATE (DEC 1989)

The offerer certifies that each end product, except those listed below, is a domestic end product (as defined in the clause entitled “Buy American Act-Supplies”), and that components of unknown origin are considered to have been mined, produced, or manufactured outside the United States.

EXCLUDED END PRODUCTS	COUNTRY OF ORIGIN

crude bulk vaccine	Austria

Offerors may obtain from the contracting officer lists of articles, materials, and supplies excepted from the Buy American Act

K.9	FAR 52.226-2 HISTORICALLY BLACK COLLEGE OR UNIVERSITY AND MINORITY INSTITUTION REPRESENTATION (MAY 1997)

(a) Definitions . As used in this provision

“Historically Black College or University” means an institution determined by the Secretary of Education to meet the requirements of 34 CFR 608.2. For the Department of Defense, the National Aeronautics and Space Administration, and the Coast Guard, the term also includes any nonprofit research institution that was an integral part of such a college or university before November 14, 1986.

“Minority Institution” means an institution of higher education meeting the requirements of Section 1046(13) of the Higher Education Act of 1965 (20 U.S.C. 11 35d-5(3)) which, for the purpose of this provision, includes a Hispanic-serving institution of higher education as defined in Section 316(b)(1) of the Act (20 U.SC. 1059c(b)(1)).

(b) Reprementation. The offerer represents that it [ ] is [X] is not a Historically Black College or University;[ ] is [X] is note a Minority Institution.

K.10	FAR 52.230-1 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (JUNE 2000)

NOT APPLICABLE

Note: This notice does not apply to small businesses or foreign governments. This notice is in three parts. identified tiy Roman numerals I through Ill.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I.	Disclosure Statement – Cost Accounting Practices and Certification

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-

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(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offerer’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offerer may satisty the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

Caution: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

__	(1) Certificate of Concurrent Submission of Disclosure Statement. The offerer hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:

(i) Original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable; and

(ii) One copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement: __________________ Name and Address of Cognizant ACO or Federal Official Where Filed: _________________

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

__	(2) Certificate of Previously Submitted Disclosure Statement. The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement: ___________________ Name and Address of Cognizant ACO or Federal Official Where Filed: _______________________

The offeror further certifies that the practices used in estimating costs in pricng this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

__	(3) Certificate of Monetary Exemption. The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

__	(4) Certificate of /nterim Exemption. The offeror hereby certifies that

(i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and

(ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offerer will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c(i) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

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Caution: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II.	Cost Accounting Standards — Eligibility for Modified Contract Coverage

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offerer shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

__	The offerer hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts. The offeror further certifies that if such status changes before an award resulting from this proposal, the offerer will advise the Contracting Officer immediately.

Caution: An offerer may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the offerer has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III.	Additional Cost Accounting Standards Applicable to Existing Contracts

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagrph (a)(3) of the Cost Acccounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

____ yes ____ no

K.11	CONTACT FOR CONTRACT NEGOTIATION/ADMINISTRATION (MAY 1998)

Designate a person we may contact for contract administration in the event your firm receives a subcontract as a result of this solicitation:

Name:	*********		Title:	*********

Address:	*********

	(Street)	(City)	(State)	(Zip Code)

Area Code:	*********

Bidder/Offeror is located in			N/A	Congressional District.

Contract will be performed in:
N/A

(Congressional District)			(State)	(city)

To be signed by a person with authority to bind the subcontractor/offeror

*********				Dated: 26/04/02

Printed/Typed Name: *******

Title:	President, Vaccines, Baxter BioScience

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Section K	Representations, Certifications, And Other Statements of Offerors — Baxter Healthcare Corp. (Subcontractor)

FAR SOURCE	TITLE AND DATE
52203-11	Certification and Disclosure Regarding Payment to influence Certain Federal Transactions (Apr 1991)

52.204-5	Woman-Owned Business(Other Than Small Business)(May 1999)
52222-21	Prohibition of Segregated Facilities (Feb 1999)

K.1		FAR 52.204-:3 TAXPAYER IDENTIFICATION (OCT 1998)

(a)		Definitions.

“Common parent,” as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offerer is a member.

“Taxpayer Identification Number (TIN),”as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offerer in reporting income tax and other returns. The TIN may be either a Social Security Number or an Employer Identification Number.

(b) All offerers must submit the information required in paragraphs (d) through (t) of this provision to compy with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041,6041 A, and 605DM, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offerer to furnish the information may result in a 31 percent eduction of payments otherwise due under the contract.

(c) The TIN may be w;ed by the Government to collect and report on any delinquent amounts arising out of the offerer’s relationship with the Government (31 U.S.C. 7701 (c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offero~’s TIN.

(d)		Taxpayer Identific~ition Number (TIN).

TIN:		*******

()		TIN has been applied for.

()		TIN is not required because:

______ Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct 6f a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

______ Offeror is an agency or instrumentality of a foreign government;

______ Offeror is an agency or instrumentality of a Federal Government.

(e)		Type of organizatian

_____ Sole proprietorship;
_____ Partnership;
__X__ Corporate entity (not tax exempt);
_____ Corporate entity (tax-exempt);
_____ Government entity (Federal. State, or local):
_____ Foreign government;_____ International organization per 26 CFR 1.60494;
_____ Other: __________________________________________

(f)		Common Parent.

	( )	offeror is riot owned or controlled by a common parent as defined in paragraph (a) of this provision
	(X)	Name and TIN of common parent:

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Name:	Baxter International Inc.

TIN:	*******

K.2	FAR 52.209-5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS (APR 2001)

(a)	(1) The Offeror certifies, to the best of its knowledge and belief, that-

(i) The Offerer and/or any of its Principals –

(A) Are [] not [X] presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency:

(B) Have [] have not []within the three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; [This language stayed indefinitely. Please use paragraph (a)(i)(I)(D) below.]

(C) Are * are not * presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in paragraph (a)(1)(i)(B) of this provision; and; [This language stayed Indefinitely. Please use paragraph (a)(1)(l)(E) below.]

(D) Have [] have not [X] within a three-year period preceding this offer, been convicted cf or had a civil judgment rendered against them for: commission of fraud or a criminal offense in conjunction with obtaining, attempting to obtain, or performing a public (Federal. state or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embrzziement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion or receiving stolen property; and

(E) Are []are not [X] presently indicted for, or otherwise criminally or civilly charged by a govemmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(D) of this provision.**

** Baxter has not bean criminally or civilly charged by a government entity with the commission of the offenses enumerated above. However, in an abundance of caution, Baxter discloses the following: Baxter, along with many other pharmaceutical companies, is defending various lawsuits filed by private entities and states (Nevada arid Montana) concerning the pricing and reimbursement of its drugs and therapies under the Medicare and Medicaid programs. Baxter is vigorously defending these actions.

(ii) (A) [This paragraph (a)(1)(ii} is stayed indefinitely.]

The offeror, aside from the offenses enumerated in paragraphs (a)(1)(i)(A), (B), and (C) of this provision, has f] has not [Iwithin the past three-years, relative to tax, labor and employment, environmental, antitrust, or consumer protection laws

(1) Been convicted of a Federal or State felony (or has any Federal or State felony indictments currently pending against them); or
(2) Had a Federal court judgment in a civil case brought by the United States rendered against them; or
(3) Had an adverse decision by a Federal administrative law judge, board, or commission indicating a willful violation of law.

(B) If the offerer has responded affirmatively, the offeror shall provide additional information if requested by the Contracting Officer; and

(iii) The Offerur has ____ has not__X__, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2) “Principals,” for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

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This Certification Concerns a Matter Within the Jurisdiction of an Agency of the United States and the Making of a False, Fictitious, or Fraudulent Certification May Render the Maker Subject to Prosecution Under Section 1001, Title 18, United States node.

(b)     The Offerer shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offerer learns that its ;ertification was erroneous when submitted or has become erroneous by reason of (:hanged circumstances.

(c)     A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offerer’s responsibility. Failure of the Offerer to furnish a certification or provide such additional information as reques ted by the Contracting Officer may render the Offerer nonresponsible.

(d)     Nothing contained n the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, tile certification required by paragraph (a) of this provision. The knowledge and information of an Offerer is not required to exceed that which is normally possessed by a prudent person in the ordinary course of ousiness dealings.

(e)     The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. It it is later determined that the Offerer knowingly rendered an erroneous certification, in addition to other remedies availatle to the Govemment, the Contracting Officer may terminate the contract resulting from this solicitation for default.

K.3     FAR 52.21 5-6; PLACE OF PERFORMANCE (OCT 1997)

(a)

The offeror or respondent, in the performance of any contract resulting from this solicitation, [X] intends, [ ] does not intend [check applicable block] to use one or more plants or facilities located at a different address from the address of the offerer or respondent as indicated in this proposal or response to request for information.

(b)	If the offerer or respondent checks intends” in paragraph (a) of this provision, it shall insert in the following spaces the required information:

PLACE OF PERFORMANCE	NAME AND ADDRESS OF OWNER AND
STREET ADDRESS, CITY, STATE, COUNTY,	OPERATOR OF THE PLANT OR
COUNTY. ZIP CODE)	FACILITY IF OTHER THAN OFFEROR OR
RESPONDENT
Kitting location(s):

********	********
********

********

********
********

********	********
********

K.4	FAR 52,219-1 SMALL BUSINESS PROGRAM REPRESENTATIONS (MAY 2001)

(a )

	(1)	The North American Industry Classification System (NAICS) code for this acquisition is

_____________________[insert NAiCS code].

	(2)	The small business size standard is ______________ [insert size standard].

11

(3)     The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b)     Representations.

(1)     The offerer represents as part of its offer that it ____ is X__ is not a small business concern.

(2)     [Complete only if the offerer represented itself as a small business concern in paragraph (b)(1) of this provision.] The offerer represents, for general statistical purposes, that it * is, is not, a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3)     [Complete only if the offerer represented itself as a small business concern in paragraph (b)(1) of this provision.] The offerer represents as part of its offer that it is, is not a women-owned small busness concern.

(4)     [Complete only if the offerer represented itself as a small business concern in paragraph (b)t’1) of this provision.] The offeror represents as part of its offer that it * is. is not a veteran-owned small business concern.

(5)     [Complete only if the offerer represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.] The offerer represents as part of its offer that is is, * is net a service-disabled veteran-owned small business concern.

(c)     Definitions. As used in this provision--

(1)     Means a small business concern

(i)     Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 61 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii)     The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2)     Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

“‘Small business concern,” means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

“Veteran-owned small business concern” means a small business concern-

(1)     Nut less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2)     Tre management and daily business operations of which are controlled by one or more Veterans.

‘Women-owned small business concern,” means a small business concern --

(1)     That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2)     Whose management and daily business operations are controlled by one or more women.

(d)     Notice.

12

(1)     If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2)     Under 15 U.S.C. 645(d), any person who misrepresents a firrns status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall –

(i)     Be punished by imposition of fine, imprisonment, or both;

(ii)     Be subject to administrative remedies, including suspension and debarment; and

(iii)     Be ineligible for participation in programs conducted under the authority of the Act.

K.5     FAR 52.219-1 ALTERNATE I SMALL BUSINESS PROGRAM REPRESENTATIONS (ALTERNATE I) (OCTOBER 2000)

(6)     [Complete only if offerer represented itself as small business concern in paragraph (b)(1) of this provision]. The offeror represents, as part of its offer, that-

(i)     It ___ is, ___ is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concems maintained by the Small Business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has and

(ii)     It ___ is, ___ is not a joint venture that complies with the requirements of 13 CFR Part 126, and the representation in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. [The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture: ____________.] Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

K.6     FAR 52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

The offeror represents that

(a)     It [X] has developed and has on file [ ] has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2); or

(b)     it [ ] has not previously had contracts subject to the written affirmative action programs requirement of the rues and regulations of the Secretary of Labor.

K.7     FAR 52.223-13 CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING (OCT 1996)

(a)     Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

(b)     By signing this offer, the offeror certifies that

(1)     As the owner or operator of facilities that will be used in the performance of tnis contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA)(42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPORA and section 6607 of PPA; or

(2)     None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such

13

facility is exempt for at least one of the following reasons: [Check each block that is applicable.]

[ ](i) The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

[ ](ii) The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023 (b) (1) (A);

**	[ ] (iii) The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C.11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

[ ](iv). The facility does not fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in section 19.102 of the Federal Acquisition Regulation; or

[ ](v) The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands , or any other territory or possession over which the United States has jurisdiction.

** This exemption applies to ******** Baxter’s ******** facility is subject to From R reporting.

K.8	FAR 52.225-I BUY AMERICAN CERTIFICATE (DEC 1989)

The offeror certifies that each end product, except those listed below, is a domestic end product (as defined in the clause entitled Buy American Act-Supplies), and that components of unknown origin are considered to have been mined, produced, or manufactured outside the United States.

EXCLUDED END PRODUCTS	COUNTRY OF ORIGIN

[List as necessary]

Offerors may obtain from the contracting officer lists of articles, materials, and supplies excepted from the Buy American Act.

K.9	FAR 52.226-2 HISTORICALLY BLACK COLLEGE OR UNIVERSITY AND MINORITY INSTITUTION REPRESENTATION (MAY 1997)

	(a)	Definitions. As used in this provision

“Historically Black College or University” means an institution determined by the Secretary of Education to meet the requirements of 34 CFR 608.2. For the Department of Defense, the National Aeronautics and Space Administration, and the Coast Guard, the term also includes any nonprofit research institution that was an integral part of such a college or university before November 14. 1986.

“Minority Institution means an institution of higher education meeting the requirements of Section 1046(13) of the Higher Education Act of 1965 (20 U.S.C. 11 35d-5(3)) which, for the purpose of this provision, includes a Hispanic-serving institution of higher education as defined in Section 316(b)(1) of the Act (20 U.S.C. 1 059c(b)(1)).

	(b)	Representation. The offeror represents that it [1 is [X] is not a Historically Black College or University; [1 is [Xl is not a Minority Institution.

K.10	FAR 52.230-1 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (JUNE 2000)

NOT APPLICABLE

14

Note: This notice does not apply to small businesses or foreign governments . This notice is in three parts, identified by Roman numerals I through lll.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201 -2(c)(5) or 9903.201-2(c)(6), respectively.

I.	Disclosure Statemert -- Cost Accounting Practices and Certification

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection wilh the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information reques ted in paragraph (c) of Part I of this provision.

Caution: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

—(1) Certificate of Concurrent Submission of Disclosure Statement. The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:

(i) Original and one copy to the cognizant Administrative Contracting Officer (AGO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable; and

(ii) One copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant AGO or Federal official andlor from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement: ____________________ Name and Address of Cognizant AGO or Federal Official Where Filed: ___________________________

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

(2) Certificate of Previously Submitted Disclosure Statement. The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement: __________________ Name and Address of Cognizant AGO or Federal Official Where Filed: _________________________

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

(3) Certificate of Monetaiy Exemption. The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling $50 million or more in the cost accounting period immediately preceding the period in which this proposal

15

was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

(4) Certificate of Interim Exemption. The offeror hereby certifies that

(i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in whch this offer was submitted and

(ii)     in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

Caution: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II.	Cost Accounting Standards — Eligibility for Modified Contract Coverage

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclostre and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

__ The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contracts and suboontracts. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

Caution: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III.	Additional Cost Accounting Standards Applicable to Existing Contracts

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

____ yes ____ no

K.11	CONTACT FOR CONTRACT NEGOTIATIONIADMtNISTRATION (MAY 1998)

Designate a person we may contact for contract administration in the event your firm receives a subcontract as a result of this ~oIicitation:

Name: ********		Title: ********

Address: ********

Address: ********
(Street)	(City)	(State)	(Zip Code)

Area Code: *******	Telephone ********

16

Bidder/Offeror is located in:: Illinois 105h Congressional District.

Contract will be performed in:
10th	Illinois	Deerfield
(Congressional District)	(State)	(city)

To signed by a person with authority to bind the subcontractorlofferor:

********	Dated:5 -8-02

Printed/Typed Name: *********

Title: ********

17

Section J, Attachment B
Subcontract 200-2002-00010 (BXTR)
Acambis Prime Contractor

Certificate of Conformance

I certify that on ______________ [insert date], the _________________________ [insert Contractor’s name] furnished the supplies or services called for by Subcontract No. __________________________ via ________________ [Carrier] on ____________________________ [identify the bill of lading or shipping document], or by placing such supplies in storage at Contractor’s facility for the account of the Contractor (or the U.S. Government) as specified in the Subcontract and in accordance with all applicable requirements. I further certify that the supplies or services are of the quality specified and conform in all respects with subcontract requirements, including specifications, drawings, preservation, packaging, packing, marking requirements, and physical item identification (part number), and are in the quantity shown on this or on the attached invoice/acceptance document.

Date of Execution: ___________________

Signature: __________________________

Title: ______________________________

Section J, Attachment C
Subcontract 200-2002-00010 (BXTR)
Acambis Prime Contractor

Contractor Delivery Order Form

19

DELIVERY ORDER

Purchase Order No. 28557
Delivery Order No.________________
Subcontract No. 200-2002-000 1 0(BXTR)
Prime Contract No. 200-2002-00004

1st Subcontractor Name:	*******
*******
Address:	Baxter BioScience Vaccines
*******
*******
Austria

2nd Subcontractor Name:	*******
Address:	Baxter Healthcare Corporation
*******
*******

Subcontract	Description	Quantity	Unit Price	Total
Item		Ordered		Amount

0001	100-Dose Kits of		$	$
Smallpox Vaccine
(IND)
0002	100-Dose Kits of		$	$
Smallpox Vaccine
(IND)
0003	*******		$	$
*******
0004	Re-Label and Re-Kit		$	$
afterLicensure
0005	Final Kit (IND)		$	$
Assembly/Distribution
0006	Final Kit (Licensed)		$	$
Assembly/Distribution

20

(a)	Date Required________________

(b)	Items 0005 and 0006: In addition to Baxter Name and Address as Consignor, Mark Exterior Packaging of Shipping Container(s):

		_______	Property of US Government (Delivery Order U___, Subcontract #200-2002-0001 0(BXTR), Prime Contract # 200-2002-00004 (Acambis Inc).(c) Shipment/Pickup Instructions:

(c)	_______	Ship to Buyer’s Consignee:

			_______	Ship to Buyer’s Consignee:

				Name:	___________________________________

				Address:	___________________________________

Title:

For Acanibis inc., 38 Sidney Street, Cambridge, MA 02139
Date:

Approved (Internal):	____________________________	Date:	__________________

cc:	*******	*******
	VP, Quality Operations	Director, Global Logistics
	Baxter BioScience Vaccines	Baxter BioScience
	*******	*******
	*******	*******
	*******	*******

21

     Section J, Attachment D
Subcontract 200-2002-00010 (BXYTR)
Acambis Prime Contractor

Estimated Availability of Vaccine
and Needle Components

22

SUPPLY CHAIN SCHEDULE

				TARGET DOSES IN BULK: *******						TARGET DOSES AFTER PURIF: *******							TARGET DOSES AT FILL: *******
				ACTUAL DOSES IN BULK: *******						ACTUAL DOSES AFTER PURIF: *******							ACTUAL DOSES AT FILL: *******
Bulk Harvest							Purification								Fill					Packaging

Lot #	Sub-Lot #	Expected to Arrive	Actual Arrive	Expected Doses	Actual Doses	QC cleared	Lot #	Expected to Start	Actual Start	Yield (%)	Formu- lation	Actual Doses	QC cleared	Lot	Expected to Start	Expected Doses	Cum- ulative Expected (MM)	Actual doses	Cum- ulative actual (MM)	QC cleared	Expect to pick-up	ad to arrive	Comp-leted	Doses

	1	2/19/2002	2/19/2002	*******	*******			3/25/2002	3/25/2002	*******	4/19/2000	*******	*******	A	5/9/2002	*******	*******		0.0		5/27/2002
V-0201							vv 02-003							B	Not Filed	0	*******		0.0
														C	Not Filed	0	*******		0.0

	2 & 3	2/19/2002	2/19/2002	*******	*******			4/8/2002	4/8/2002	*******	5/8/2002	*******		A	5/16/2002	*******	*******		0.0		6/3/2002
														B	5/20/2002	*******	*******		0.0		6/7/2002

														C	5/23/2002	*******	*******		0.0		6/10/2002
														D	5/27/2002	*******	*******		0.0		6/13/2002
V-0201							VV 02-004							E	5/30/2002	*******	*******		0.0		6/17/2002
														F	6/3/2002	*******	*******		0.0		6/20/2002
														G	Not Filed	0	*******		0.0

														H	Not Filed	0	*******		0.0
														I	Not Filed	0	*******		0.0

	1	3/14/2002	3/14/2002	*******				5/13/2002			5/24/2002			A	6/8/2002	*******	*******		0.0		6/24/2002
V-0202							VV 02-005							B	6/10/2002	*******	*******		0.0		6/27/2002

	1	3/28/2002	3/28/2002	*******				5/20/2002			5/31/2002			A	6/13/2002	*******	*******		0.0		7/1/2002
V-0203							VV 02-006							B	6/17/2002	*******	*******		0.0		7/4/2002

	4	2/19/2002	2/19/2002	*******				5/27/2002			6/7/2002			A	6/20/2002	*******	*******		0.0		7/8/2002
														B	6/24/2002	*******	*******		0.0		7/10/2002
V-0201							VV 02-007								6/27/2002	0	*******		0.0		7/15/2002
															7/1/2002	0	*******		0.0		7/17/2002

	2 & 3	3/14/2002	3/14/2002	*******				6/10/2002			6/21/2002			A	7/4/2002	*******	*******		0.0		7/28/2002
V-0202							VV 02-008							B	7/8/2002	*******	*******		0.0		7/24/2002
														C	7/11/2002	*******	*******		0.0		7/28/2002

	2 & 3	3/14/2002	3/14/2002	*******				6/17/2002			6/28/2002			A	7/15/2002	*******	*******		0.0		7/31/2002
V-0203							VV 02-009							B	7/18/2002	*******	*******		0.0		8/5/2002
														C	7/22/2002	*******	*******		0.0		8/7/2002

	1 & 2	3/28/2002	3/28/2002	*******				6/24/2002			7/5/2002			A	7/25/2002	*******	*******		0.0		8/12/2002
V-0204							VV 02-010							B	7/29/2002	*******	*******		0.0		8/14/2002
														C	8/1/2002	*******	*******		0.0		8/19/2002

	4 & 5	3/28/2002	3/28/2002	*******				7/8/2002			7/19/2002			A	8/5/2002	*******	*******		0.0		8/21/2002
V-0202							VV 02-011							B	8/8/2002	*******	*******		0.0		8/26/2002
														C	8/12/2002	*******	*******		0.0		8/28/2002

	1 & 2	4/12/2002	4/12/2002	*******				7/15/2002			7/26/2002			A	8/15/2002	*******	*******		0.0		9/2/2002
V-0203							VV 02-012							B	8/19/2002	*******	*******		0.0		9/4/2002
														C	8/22/2002	*******	*******		0.0		9/8/2002

23

SUPPLY CHAIN SCHEDULE

				TARGET DOSES IN BULK: *******						TARGET DOSES AFTER PURIF: *******							TARGET DOSES AT FILL: *******
				ACTUAL DOSES IN BULK: *******						ACTUAL DOSES AFTER PURIF: *******							ACTUAL DOSES AT FILL: *******

Bulk Harvest								Purification							Fill					Packaging

Lot #	Sub-Lot #	Expected to Arrive	Actual Arrive	Expected Doses	Actual Doses	QC cleared	Lot #	Expected to Start	Actual Start	Yield (%)	Formu- lation	Actual Doses	QC cleared	Lot	Expected to Start	Expected Doses	Cum- ulative Expected (MM)	Actual doses	Cum-ulative actual (MM)	QC cleared	Expect to pick-up	ad to arrive	Comp-leted	Doses

	4& 5	4/12/2002	4/12/2002	*******				7/22/2002			8/2/2002			A	8/26/2002	*******	*******		0.0		9/11/2002
V-0204							VV 02-013							B	8/29/2002	*******	*******		0.0		9/16/2002
														C	9/2/2002	*******	*******		0.0		9/18/2002

	1& 2	4/18/2002	4/18/2002	*******				8/5/2002			8/16/2002			A	9/5/2002	*******	*******		0.0		9/23/2002
V-0205							VV 02-014							B	9/9/2002	*******	*******		0.0		9/25/2002
														C	9/12/2002	*******	*******		0.0		9/30/2002

	3& 4	4/18/2002	4/18/2002	*******				8/12/2002			5/23/2002			A	9/18/2002	*******	*******		0.0		10/2/2002
V-0205							VV 02-015							B	9/19/2002	*******	*******		0.0		10/7/2002
														C	9/23/2002	*******	*******		0.0		10/9/2002

	1& 2	5/18/2002	5/18/2002	*******				8/19/2002			8/30/2002			A	9/28/2002	*******	*******		0.0		10/14/2002
V-0207							VV 02-016							B	9/30/2002	*******	*******		0.0		10/15/2002
														C	10/3/2002	*******	*******		0.0		10/21/2002

	3& 4	5/18/2002	5/18/2002	*******				9/2/2002			9/13/2002			A	10/7/2002	*******	*******		0.0		10/23/2002
V-0207							VV 02-017							B	10/10/2002	*******	*******		0.0		10/28/2002
														C	10/14/2002	*******	*******		0.0		10/30/2002

	1& 2	5/30/2002	5/30/2002	*******				9/9/2002			9/20/2002			A	10/17/2002	*******	*******		0.0		11/4/2002
V-0208							VV 02-018							B		0	*******		0.0

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Estimated Needle Production Availability

	Estimated Delivery Date	Estimated Quantity of	Estimated Quantity of
Estimated Order Date	(if Ordered)	Needles Required	Needles Available

March 1, 2002	April 30, 2002	8,680,000	8,680,000
(CLIN 01)		(1550 cases)	(1550 cases

April 1, 2002	May 31, 2002	23,811,200	23,811,200
(CLIN 01)		(4252 cases)	(4252 cases)

April 15, 2002	June 30, 2002	36,792,000	36,792,000
(CLIN 01)		(6570 cases)	(6570 cases)

May 1, 2002	July 31, 2002	47,275,200	47,275,200
(CLIN 01)		(8442 cases)	(8442 cases)

June 1, 2002	August 31, 2002	38,444,400	38,444,400
(CLIN 01)		(6865 cases)	(6865 cases)

NLT Dec 31, 2002	August 31, 2002	29,799,600	29,799,600
(CLIN 02 or 03)		(5321 cases)	(5321 cases)

NLT Dec 31, 2002	Sept 30, 2002	59,404,800	59,404,800
(CLIN 02 or 03)		(10608 cases)	(10608 cases)

NLT Dec 31, 2002	Oct 31, 2002	10,790,000	37,061,600
(CLIN 02 or 03)		(1927 cases)	(6618 cases)

To-Be-Determined	Nov 30, 2002	(TBD)	61,522,400
(TBD)			(10986 cases)

(TBD)	Dec 31, 2002	(TBD)	44,050,400
			(7866 cases)

•	Stated quantities assume prior months’ production quantities were fully ordered. lf not, some or all of prior months’ production may be available for delivery in addition to the quantities stated.

OLIN 01-is needles for the U.S. Government program to stockpile ACAM 2000 during calendar year 2002 for emergent use under IND (Best estimate is 155 million needles/maximum subject to order is 250 million needles)

OLIN 02- is needles for potential non-US Government vaccine sales for calendar year 2002 delivery (commercial sales) (Best estimate is 100 million needles)

OLIN 03- is future Government orders for licensed ACAM 2000 vaccine (maximum subject to order is 250 million needles).

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Section J, Attachment E
Subcontract 200-2002-00010 (BXTR)
Acambis Prime Contractor

1st and 2nd Subcontractors’ Security Plans

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     Section J, Attachment F
Subcontract 200-2002-00010 (BXTR)
Acambis Prime Contractor

Quality Control Tests

*********

[Attachment F is the subject of a confidential treatment request and has been submitted separately to the Commission.]

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